UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No.      )

Check the appropriate box:
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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

Union Electric Company
(Name of Registrant as Specified In Its Charter)
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

UNION ELECTRIC COMPANY
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Union Electric Company:
We will hold the Annual Meeting of Shareholders of Union Electric Company, doing business as Ameren Missouri (the “Company”), on Thursday, May 14, 2026, at 10 a.m. CDT. This year’s Annual Meeting will be held in a virtual meeting format only. You can participate in the Annual Meeting live via the Internet by visiting: www.virtualshareholdermeeting.com/AEE2026.
The business to be conducted at the meeting includes:
(1) electing five directors for terms ending at the annual meeting of shareholders to be held in 2027; and
(2) acting on other proper business presented to the meeting.
The Board of Directors of the Company presently knows of no other business to come before the meeting.
If you owned shares of the Company’s capital stock at the close of business on March 16, 2026, you are entitled to vote at the Annual Meeting and at any adjournment thereof. To attend, vote and ask questions during the Annual Meeting, you will need the 16-digit control number included on your Notice Regarding the Availability of Materials or on any additional instructions that accompanied your materials. Online check-in will begin at 9:45 a.m. CDT. Please allow ample time for the online check-in process. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider.
THERE WILL BE NO SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY.
By order of the Board of Directors.
David M. Feinberg
Executive Vice President, General Counsel and Secretary
St. Louis, Missouri
March 31, 2026

Important Notice Regarding the Availability of this Information Statement:
This Information Statement and the 2025 Form 10-K, including consolidated financial statements, are available to you at www.amereninvestors.com/investors/proxy-materials.

2026 Information Statement	1

2	Union Electric Company

Information Statement of Union Electric Company
(First sent or given to shareholders on or about March 31, 2026)
Principal Executive Offices:
One Ameren Plaza
1901 Chouteau Avenue
St. Louis, MO 63103
Forward-Looking Information
Statements in this information statement not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. Reference is made to our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”) for a list of such factors.
Questions and Answers about the Annual Meeting and Voting
Q.
When and where will the annual meeting be held?

A.
The Annual Meeting of Shareholders of Union Electric Company, doing business as Ameren Missouri (the “Company,” “Ameren Missouri,” “we,” “us” and “our”), will be held on Thursday, May 14, 2026, at 10 a.m. CDT (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held in a virtual meeting format only. You can attend the Annual Meeting live via the Internet by visiting: www.virtualshareholdermeeting.com/AEE2026. Please note that there is no in-person location for you to attend.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
Q.
How do I participate in the Annual Meeting?

A.
Visit www.virtualshareholdermeeting.com/AEE2026 and enter the 16-digit control number included on your Notice Regarding the Availability of Materials or any additional instructions that accompanied your materials. Online check-in will begin at 9:45 a.m. CDT. Please allow ample time for the online check-in process. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider.

Q.
Who do I contact for help with technical difficulties accessing the Annual Meeting?

A.
If you experience any technical difficulties accessing the Annual Meeting or during the meeting, please call the toll-free number that will be available on the Annual Meeting site (www.virtualshareholdermeeting.com/AEE2026) for assistance. Technical support will be available 15 minutes prior to the start time of the meeting.

Q.
How do I submit questions for the Annual Meeting?

A.
Before the Annual Meeting. Before the Annual Meeting, you can submit questions by visiting www.proxyvote.com and entering your 16-digit control number. Once you are past the login screen, click on “Questions for Management,” type in your question

2026 Information Statement	3

Information Statement of Union Electric Company
and click “Submit.” If you have any questions about www.proxyvote.com or your control number, please contact the bank, broker, or other organization that holds your shares.
During the Annual Meeting. Log into the online meeting platform at www.virtualshareholdermeeting.com/AEE2026, type your question into the “Ask a Question” field and click “Submit”.
Only shareholders with a valid control number will be allowed to ask questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. We reserve the right to edit inappropriate language and to exclude questions that are personal matters, do not comply with the meeting rules of conduct or are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. If there are questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, management will post answers to a representative set of such questions on www.amereninvestors.com. The questions and answers, if any, will be available as soon as practicable after the meeting and will remain available until Ameren’s 2027 proxy statement is filed.
Q.
What is our relationship with Ameren Corporation?

A.
The Company; Ameren Illinois Company, doing business as Ameren Illinois (“Ameren Illinois”); Ameren Transmission Company of Illinois (“ATXI”); and Ameren Services Company (“Ameren Services”) are the principal direct or indirect subsidiaries of Ameren Corporation (“Ameren”), a holding company.

Ameren has common equity securities listed on the New York Stock Exchange (“NYSE”) and holds either directly or indirectly more than 50 percent of the voting power of each of Ameren Missouri, Ameren Illinois, ATXI, and Ameren Services. Ameren Missouri has no securities listed on the NYSE and is therefore exempt from all of the corporate governance rules of the NYSE (Section 303A of the NYSE’s Listed Company Manual).
Ameren Missouri’s Annual Meeting will be held in conjunction with the Ameren and Ameren Illinois annual meetings.
Q.
Who is entitled to vote?

A.
Only shareholders of record of our common stock, $5 par value, and our cumulative preferred stock, without par value, at the close of business on the record date, March 16, 2026, are entitled to vote at the Annual Meeting. Our two classes of outstanding voting securities on such date consisted of 102,123,834 shares of common stock, all of which were owned by Ameren, and 807,595 shares of preferred stock of various series.

Q.
What will I be voting on?

A.
Five directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified.

Q.
How do I vote?

A.
We have been informed that Ameren intends to cast the votes of all of the outstanding shares of our common stock for the election of the nominees for directors named in Item (1). Accordingly, this matter is expected to be approved. Therefore, the Board of Directors considered it unnecessary to solicit proxies for the Annual Meeting. However, if you wish to vote your shares of preferred stock, you may do so by attending the virtual Annual Meeting and casting your vote via the Internet by visiting www.virtualshareholdermeeting.com/AEE2026. Online check-in will begin at 9:45 a.m. CDT. Please allow ample time for the online check-in process. Please note that there is no in-person location for you to attend.

To participate in and vote at the virtual Annual Meeting, you will need the 16-digit control number included on your Notice Regarding Availability of Materials or any additional voting instructions that accompanied your materials.
4	Union Electric Company

Information Statement of Union Electric Company
Q.
How many votes do I have?

A.
Our common stock and preferred stock vote together as a single class on the election of directors. Each shareholder is entitled to one vote for each share of our stock held (whether common stock or preferred stock), on each matter submitted to a vote at the Annual Meeting, except that in the election of directors, each shareholder is entitled to vote cumulatively. Accordingly, each shareholder may cast votes equal to the number of directors to be elected multiplied by the number of shares held by that shareholder for only one nominee, or those votes may be distributed among any two or more nominees.

Q.
What are the vote requirements for each matter?

A.
For the election of directors, the five nominees receiving the highest number of votes of the shares entitled to vote and represented in person or by proxy at the meeting at which a quorum is present will be elected as directors. For all other matters, if any are properly presented at the meeting, the decision of a majority of the shares entitled to vote on the subject matter and represented in person or by proxy at the meeting at which a quorum is present will be valid as an act of the shareholders, unless a larger vote is required by law, the Company’s Bylaws or the Company’s Restated Articles of Incorporation. In tabulating the number of votes on such matters, (i) shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter will be deemed to be represented at the meeting as to such matter, (ii) except as provided in (iii) below, shares represented by a proxy as to which voting instructions are not given as to one or more matters to be voted on will not be deemed to be represented at the meeting for the purpose of the vote as to such matter or matters and (iii) a proxy, which states how shares will be voted in the absence of instructions by the shareholder as to any matter, will be deemed to give voting instructions as to such matter. Shareholder votes are certified by independent inspectors of election.

Q.
When and to whom will our 2025 Form 10-K be sent?

A.
Our 2025 Form 10-K is being sent, along with the Notice of Annual Meeting and this information statement, to all of our shareholders of record at the close of business on March 16, 2026, which is the record date for the determination of shareholders entitled to vote at the meeting. Note that the 2025 Form 10-K is a combined report for Ameren, Ameren Missouri and Ameren Illinois, which comprise all Ameren companies reporting under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Q.
How can I access this Information Statement and the 2025 Form 10-K online?

A.
This information statement and the 2025 Form 10-K, including financial statements, are available to you at www.amereninvestors.com/investors/proxy-materials.

Q.
How many shares must be present to hold the Annual Meeting?

A.
In order to conduct the Annual Meeting, holders of more than one-half of the outstanding shares entitled to vote must be present in person or represented by proxy so that there is a quorum.

In determining whether a quorum is present at the Annual Meeting, shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter, will be deemed to be represented at the meeting for quorum purposes. Shares as to which voting instructions are given as to at least one of the matters to be voted on will also be deemed to be so represented. If the proxy states how shares will be voted in the absence of instructions by the shareholder, such shares will be deemed to be represented at the meeting.
Q.
How do I review the list of shareholders?

A.
The names of shareholders of record entitled to vote at the Annual Meeting will be available during the Annual Meeting at www.virtualshareholdermeeting.com/AEE2026 and, for ten days prior to the Annual Meeting, at the Office of the Secretary of the

2026 Information Statement	5

Information Statement of Union Electric Company
Company. Only shareholders that have logged in to the Annual Meeting with a valid control number will be allowed to view the list of shareholders during the Annual Meeting.
Q.
What is the Company’s mailing policy when multiple registered shareholders share an address?

A.
The Company is permitted and intends to mail only one Notice Regarding the Availability of Materials and/or one annual report and one information statement to multiple registered shareholders sharing an address who have consented to the delivery of one set of materials per address or have received prior notice of our intent to do so, so long as the Company has not received contrary instructions from one or more of such shareholders. This practice is commonly referred to as “householding.” Householding reduces the volume of duplicate information received at your household and the cost to the Company of preparing and mailing duplicate materials.

If you share an address with other registered shareholders and your household receives one set of the materials and you decide you want a separate copy of the materials, the Company will promptly mail your separate copy if you contact the Office of the Secretary, Union Electric Company, P.O. Box 66149, Mail Code 1310, St. Louis, Missouri 63166-6149 or by calling toll-free 1-800-255-2237 (or in the St. Louis area 314-554-3502). Additionally, to resume the mailing of individual copies of future materials to a particular shareholder, you may contact the Office of the Secretary, and your request will be effective within 30 days after receipt. You may request householding of these documents by providing the Office of the Secretary with a written request to eliminate multiple mailings. The written request must include names and account numbers of all shareholders consenting to householding for a given address and must be signed by those shareholders.
Additionally, the Company has been notified that certain banks, brokers and other nominees may household the Company’s information statements for shareholders who hold Company shares with the bank, broker or other nominee in “street” name and have consented to householding. In this case, you may request individual copies of the information statement by contacting your bank, broker or other nominee.
Q.
How do I contact the Company about Annual Meeting matters?

A.
You may reach us:

— by mail addressed to
Office of the Secretary
Union Electric Company
P.O. Box 66149, Mail Code 1310
St. Louis, MO 63166-6149
— by calling toll free 1-800-255-2237 (or in the St. Louis area 314-554-3502).
6	Union Electric Company

Corporate Governance

ITEM 1
Election of Directors
Five directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. In the event that any nominee for election as director should become unavailable to serve, votes will be cast for such substitute nominee or nominees as may be nominated by the Nominating and Corporate Governance Committee of Ameren’s Board of Directors and approved by the Board of Directors. The Nominating and Corporate Governance Committee, as described below, performs its committee functions for our Board. The Board of Directors knows of no reason why any nominee will not be able to serve as director. The five nominees for director who receive the most votes will be elected.
Our Board of Directors is currently comprised of five directors (Michael L. Moehn, Ajay K. Arora, David M. Feinberg, Ryan J. Martin, and Leonard P. Singh), each of whom is an officer of the Company or its affiliates. As discussed below, the Audit and Risk Committee, as well as the Cybersecurity and Digital Technology Committee, Nominating and Corporate Governance Committee, Human Resources Committee, Nuclear, Operations and Environmental Sustainability Committee and Finance Committee of Ameren’s Board of Directors, perform committee functions for our Board.
Information Concerning Nominees to the Board of Directors
The nominees for our Board of Directors are listed below, along with their ages as of December 31, 2025, tenure as director, other directorships held by such nominee during the previous five years and business background for at least the last five years. Each nominee’s biography below also includes a description of the specific experience, qualifications, attributes or skills of each director or nominee that led Ameren’s Board to conclude that such person should serve as a director of the Company. The fact that we do not list a particular experience, qualification, attribute or skill for a director nominee does not mean that nominee does not possess that particular experience, qualification, attribute or skill. In addition to the specific experiences, qualifications, attributes or skills detailed below, each director or nominee has demonstrated the highest professional and personal ethics, broad experiences in business, environmental and sustainability matters, government, education or technology, the ability to provide insights and practical wisdom based on their experience and expertise, a commitment to enhancing shareholder value, compliance with legal and regulatory requirements, and the ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company. In assessing the composition of the Board of Directors, Ameren’s Nominating and Corporate Governance Committee recommends Board nominees so that collectively, the Board is balanced by having the necessary experience, qualifications, attributes and skills and that no nominee is recommended because of one particular criterion. See “— Corporate Governance —  Consideration of Director Nominees” below for additional information regarding director nominees and the nominating process.
Each nominee has consented to being nominated for director and has agreed to serve if elected. No arrangement or understanding exists between any nominee and the Company or, to the Company’s knowledge, any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. There are no family relationships between any director, executive officer, or person nominated or chosen by us to become a director or executive officer. All of the nominees for election to the Board were unanimously recommended by the Nominating and Corporate Governance Committee of Ameren’s Board of Directors and were unanimously nominated by our Board of Directors. We have been informed that Ameren intends to cast the votes of all of the outstanding shares of our common stock for the election of the nominees named below.
2026 Information Statement	7

Corporate Governance
Michael L. Moehn Interim Chairman and President of the Company and Group President, Ameren Utilities of Ameren Director since: 2012 Age: 56
EXECUTIVE EXPERIENCE:
Mr. Moehn joined Ameren Services in 2000 as an Assistant Controller. Mr. Moehn was named Director of Ameren Services’ corporate modeling and transaction support in 2001 and elected Vice President of Business Services for Ameren Energy Resources Company, LLC (“Resources Company”) in 2002. In 2004, Mr. Moehn was elected Vice President of Corporate Planning of Ameren Services and relinquished his position at Resources Company. In 2008, Mr. Moehn was elected Senior Vice President, Corporate Planning and Business Risk Management of Ameren Services. On January 1, 2012, Mr. Moehn assumed the position of Senior Vice President of Customer Operations of Ameren Illinois and relinquished his position at Ameren Services. Mr. Moehn was elected to Ameren Illinois’ Board of Directors in April 2012. In 2012, Mr. Moehn was elected to the Board of Directors and as Senior Vice President of Customer Operations of the Company, with responsibility for electric and gas operations, technical services and customer operations in Missouri, and relinquished his directorship and position at Ameren Illinois. Mr. Moehn was elected Chairman and President of the Company on April 1, 2014. On December 1, 2019, Mr. Moehn was elected Executive Vice President and Chief Financial Officer of the Company, Ameren, Ameren Illinois, Ameren Transmission Company of Illinois, and certain other affiliates and Chairman and President of Ameren Services and relinquished his position as Chairman and President of the Company. In March 2023, Mr. Moehn was elected Senior Executive Vice President and Chief Financial Officer of the Company, Ameren, Ameren Illinois, Ameren Transmission Company of Illinois, and certain other affiliates. Effective January 1, 2026, Mr. Moehn was elected Group President, Ameren Utilities of Ameren and relinquished his positions at Ameren’s affiliates.
Mr. Moehn also serves as a director of the following Ameren entities:
•
Ameren Services, 2019−present

•
Ameren Illinois, 2019−present

•
Ameren Transmission Company of Illinois, 2019−present

SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Moehn’s significant executive management experience; strong strategic planning, operations and administrative skills and experience; and tenure with the Company and its affiliates, Ameren’s Board concluded that Mr. Moehn should serve as a director of the Company.
Ajay K. Arora Senior Vice President and Chief Development Officer of the Company Director since: 2025 Age: 55
EXECUTIVE EXPERIENCE:
Mr. Arora joined Ameren in 1998 as a quantitative research analyst. In November 2014, he was elected Vice President, Environmental Services and Resources Planning, of Ameren Services Company. In March 2018, he was elected Vice President, Power Operations and Energy Management, of the Company and relinquished his position at Ameren Services Company. In December 2020, Mr. Arora was elected Vice President and Chief Renewable Development Officer of the Company, and in September 2022, he was elected Senior Vice President and Chief Renewable Development Officer of the Company. In January 2025, Mr. Arora was elected Senior Vice President and Chief Development Officer of the Company.
8	Union Electric Company

Corporate Governance
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Arora’s significant executive management experience; strong strategic planning, engineering and administrative skills and experience; and extensive tenure with the Company and its affiliates, Ameren’s Board concluded that Mr. Arora should serve as a director of the Company.

David M. Feinberg
Executive Vice President, General Counsel and Secretary of the Company, Ameren, Ameren Illinois, Ameren Transmission Company of Illinois, and Ameren Services
Director since: 2026
Age: 56

EXECUTIVE EXPERIENCE:
Mr. Feinberg joined the Company and its affiliates as Executive Vice President, General Counsel and Secretary in November 2025 and began serving as a member of the Company’s board of directors in March 2026. Prior to joining the Company, Mr. Feinberg served as Executive Vice President, General Counsel and Secretary of American Electric Power, Inc. from January 2013 to July 2025 and as Senior Advisor of American Electric Power, Inc. from July 2025 to August 2025.
Mr. Feinberg also serves as a director of the following Ameren entities:
•
Ameren Services, 2026−present

•
Ameren Illinois, 2026−present

•
Ameren Transmission Company of Illinois, 2026−present

SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Feinberg’s significant executive management experience and legal, regulatory and administrative skills and experience, Ameren’s Board concluded that Mr. Feinberg should serve as a director of the Company.
Ryan J. Martin Senior Vice President, Finance of the Company, Ameren, Ameren Illinois, Ameren Transmission Company of Illinois, and Ameren Services Director since: 2025 Age: 52
EXECUTIVE EXPERIENCE:
Mr. Martin joined Ameren Services Company in 2007 as Assistant Corporate Controller. In January 2013, he was elected Assistant Vice President and Treasurer of Ameren and its subsidiaries. In January 2016, he was elected Vice President and Treasurer of Ameren and its subsidiaries. In July 2018, he was elected Vice President, Internal Audit and Chief Audit Executive of Ameren. In November 2023, he was elected Vice President, Corporate Planning and Risk of Ameren Services Company. In August 2024, he was elected Senior Vice President, Corporate Strategy, Risk and Investor Relations of Ameren Services Company.
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Martin’s extensive executive management, financial, and risk management experience; significant strategic planning and administrative skills and experience; and extensive tenure with the Company, Ameren’s Board concluded that Mr. Martin should serve as a director of the Company.
2026 Information Statement	9

Corporate Governance

Leonard P. Singh
Executive Vice President and Chief Financial Officer of the Company, Ameren, Ameren Illinois, and Ameren Transmission Company of Illinois, and Chairman and President of Ameren Services
Director since: 2026
Age: 56

EXECUTIVE EXPERIENCE:
Mr. Singh joined Ameren Illinois as Chairman and President-Elect and began serving as a member of its board of directors in July 2022, and he began serving as Chairman and President of Ameren Illinois in August 2022. He was elected Executive Vice President and Chief Financial Officer of the Company and certain of its affiliates effective January 1, 2026. Prior to joining Ameren, Mr. Singh served in various senior leadership roles at Consolidated Edison Company of New York, including Senior Vice President of Customer Energy Solutions from December 2020 to June 2022 and Vice President of Manhattan Electric Operations from June 2015 to November 2020.
Mr. Singh also serves as a director of the following Ameren entities:
•
Ameren Services, 2026−present

•
Ameren Illinois, 2022−present

•
Ameren Transmission Company of Illinois, 2026−present

SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Singh’s executive management experience and his significant operations, consumer and regulatory affairs and administrative skills and experience, Ameren’s Board concluded that Mr. Singh should serve as a director of the Company.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE DIRECTOR NOMINEES.
10	Union Electric Company

Corporate Governance
Consideration of Director Nominees
Ameren’s Nominating and Corporate Governance Committee will consider director nominations from shareholders in accordance with Ameren’s Director Nomination Policy, a copy of which can be found on Ameren’s website. The Nominating and Corporate Governance Committee will consider as a candidate any director of the Company who has indicated to the Nominating and Corporate Governance Committee that he or she is willing to stand for re-election as well as any other person who is recommended by any shareholders of the Company, as set forth in the Director Nomination Policy. The Nominating and Corporate Governance Committee will evaluate shareholder recommendations using the same process it follows for other candidates. The Nominating and Corporate Governance Committee may also undertake its own search process for candidates and may retain the services of professional search firms or other third parties to assist in identifying and evaluating potential nominees. The Company does not normally pay any third party search firm a fee to identify or evaluate or assist in identifying or evaluating nominees and did not do so with regard to the nominees recommended for election in this information statement.
In considering a potential nominee for the Board, shareholders should note that in selecting candidates, Ameren’s Nominating and Corporate Governance Committee endeavors to find individuals of high integrity who have a solid record of leadership and accomplishment in their chosen fields and who display the independence to effectively represent the best interests of all shareholders. Candidates are selected for their ability to exercise good judgment, to provide practical insights and diverse perspectives and to contribute to the regular refreshment of skill sets represented on the Board. Candidates also will be assessed in the context of the then-current composition of the Board, the average tenure of the Board, the operating requirements of the Company and the long-term interests of all shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee will, in connection with its assessment and recommendation of candidates for director, consider a variety of factors, including but not limited to experience and skills, director tenure, board refreshment and such other factors as it deems appropriate given the then-current and anticipated future needs of the Board and the Company, and to maintain a balance of perspectives, qualifications, qualities and skills on the Board. Although the Nominating and Corporate Governance Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors will be evaluated using a substantially similar process.
Ameren’s Nominating and Corporate Governance Committee considers the following qualifications at a minimum in recommending to the Board potential new Board members, or the continued service of existing members:
•
the highest professional and personal ethics;

•
broad experience in business, government, education or technology;

•
ability to provide insights and practical wisdom based on their experience and expertise;

•
commitment to enhancing shareholder value;

•
sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number;

•
compliance with legal and regulatory requirements; and

•
ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company.

Other than the foregoing, there are no stated minimum criteria for director nominees, although Ameren’s Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. In addition, because the Company is committed to maintaining its tradition of inclusion within the Board, each assessment and selection of director candidates will be made by Ameren’s Nominating and Corporate Governance Committee in compliance with Ameren’s policy of non-discrimination based on race, color, religion, sex, national origin, ethnicity, age, disability, veteran status, pregnancy, marital status, sexual orientation or any other reason prohibited by law.
2026 Information Statement	11

Corporate Governance
Risk Oversight Process
Given the importance of monitoring risks, Ameren’s Board has charged its Audit and Risk Committee with oversight responsibility of Ameren’s and its subsidiaries’ overall enterprise risk management process, which includes the identification, assessment, mitigation and monitoring of risks for Ameren and its subsidiaries. Ameren’s enterprise risk management program is a comprehensive, consistently applied management framework that is designed to ensure all forms of risk and opportunity are identified, reported and managed in an effective manner. Risk management is embedded into business processes and key decision-making at all levels of the Company.
Ameren’s Audit and Risk Committee meets on a regular basis to review enterprise risk management processes, at which time applicable members of Ameren’s and the Company’s senior management provide reports to the Audit and Risk Committee. Ameren’s Audit and Risk Committee coordinates with other committees of Ameren’s Board having primary oversight responsibility for specific risks (see “— BOARD COMMITTEES” below). Each of Ameren’s standing Board committees receives regular reports from members of Ameren’s and the Company’s senior management concerning its assessment of Ameren and Company risks within the purview of such committee. Each such committee also has the authority to engage independent advisers. The risks that are not specifically assigned to an Ameren Board committee are considered by Ameren’s Audit and Risk Committee through its oversight of the enterprise risk management process of Ameren and its subsidiaries. Ameren’s Audit and Risk Committee then discusses with members of Ameren’s and the Company’s senior management methods to mitigate such risks.
Notwithstanding Ameren’s Board of Directors’ oversight delegation to Ameren’s Audit and Risk Committee, the entire Board is actively involved in risk oversight. Ameren’s Audit and Risk Committee annually reviews for Ameren’s Board which committees maintain oversight responsibilities described above and the overall effectiveness of the enterprise risk management process. In addition, at each of its meetings, Ameren’s Board receives a report from the Chair of the Audit and Risk Committee, as well as from the Chair of each of the other standing committees of Ameren’s Board identified below, each of which is chaired by an independent director in accordance with the committee charters. Through the process outlined above, Ameren’s Board believes that its leadership structure provides effective oversight of risk management of Ameren and its subsidiaries.
Consideration of Risks Associated with Compensation
In evaluating the material elements of compensation available to executives and other Company employees, Ameren’s Human Resources Committee takes into consideration whether the compensation policies and practices of Ameren and certain of its subsidiaries, including the Company, may incentivize behaviors that might lead to excessive risk taking. Ameren’s Human Resources Committee, with the assistance of its independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), and Ameren management, reviews the compensation policies and practices each year for design features that have the potential to encourage excessive risk taking. The program contains multiple design features that manage or mitigate these potential risks, including:
•
an appropriate balance of fixed and variable pay opportunities;

•
caps on incentive plan payouts;

•
the use of multiple performance measures in the compensation program;

•
measurement of performance at the corporate level;

•
a mix between short-term and long-term incentives, with an emphasis for executives on rewarding long-term performance;

•
Committee discretion regarding individual executive awards;

•
oversight by non-participants in the plans;

•
a code of ethics, internal controls and other measures implemented by Ameren and its subsidiaries, including the Company;

•
anti-hedging and anti-pledging policies for executives;

•
a clawback policy for the recoupment of excess incentive compensation paid to executive officers in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws;

12	Union Electric Company

Corporate Governance
•
more expansive clawback authority through provisions in the 2022 Omnibus Incentive Compensation Plan (the “2022 Plan”) and the 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”) that applies to annual and long-term incentive program grants; and

•
stock ownership requirements applicable to members of Ameren’s management team (including the NEOs as defined under “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis” below, other officers who are subject to reporting under Section 16 of the Exchange Act (collectively, the “Section 16 Officers”), and other members of Ameren’s Senior Leadership Team) and stock ownership guidelines applicable to all other members of Ameren’s management team.

Based upon the above considerations, Ameren’s Human Resources Committee determined that the Company’s compensation policies and practices are not reasonably likely to create risks that have a material adverse effect on the Company.
Board Leadership Structure
The Company’s Bylaws delegate to the Company’s Board of Directors the right to exercise its discretion to either separate or combine the offices of Chairman of the Board and President. The Board annually considers the appropriate leadership structure for the Company and has concluded that the Company and its shareholders are best served at this time by the Board retaining discretion to determine whether the same individual should serve as both Chairman of the Board and President. This decision is based upon the Board’s determination of what is in the best interests of the Company and its shareholders, in light of then-current and anticipated future circumstances and taking into consideration succession planning, skills and experience of the individual(s) filling those positions, and other relevant factors.
The Board has determined that the Board leadership structure that is most appropriate at this time, given the specific characteristics and circumstances of the Company and the skills and experience of Mr. Moehn, is a leadership structure that combines the roles of Chairman of the Board and President with Mr. Moehn filling those roles for the following primary reasons:
•
such a Board leadership structure with a combined Chairman and President has previously served the Company and its shareholders well, and the Board expects that the structure will continue to serve them well, based primarily on Mr. Moehn’s background, skills and experience, as detailed in his biography above;

•
since Ameren owns all of the Company’s common stock, the Company receives significant independent oversight by Ameren’s Board of Directors (for example, only independent directors chair and serve on all standing Board committees, including the Audit and Risk Committee, the Human Resources Committee and the Nominating and Corporate Governance Committee of Ameren’s Board (see “— BOARD COMMITTEES” below); Ameren’s Nominating and Corporate Governance Committee recommends to Ameren’s Board, and Ameren’s Board subsequently nominates, director candidates for the Company’s Board; and any Company director, as a result of Ameren’s ownership of all the Company’s common stock, may be removed by Ameren’s Board at any time, with or without cause); and

•
a non-independent Chairman of the Board continues to be the principal board leadership structure among S&P 500 companies in the United States, including Ameren’s peer companies.

Based on oversight by Ameren’s Board, as described above, Ameren’s ownership of all the Company’s common stock and the economic rights of the holders of the preferred stock being senior in priority to the common stock, and the Company’s current Board composition and leadership structure, the Board has not appointed a lead independent director. The Board recognizes that depending on the specific characteristics and circumstances of the Company, other leadership structures might also be appropriate. The Company is committed to reviewing this determination on an annual basis.
Director Independence
All nominees for director of the Company’s Board are officers of the Company or its affiliates and therefore, do not qualify as “independent” under the NYSE listing standards. As previously explained, the Company has no securities listed on the NYSE and therefore is not subject to the NYSE listing standards.
2026 Information Statement	13

Corporate Governance
Board Committees
As described below, the Board of Directors utilizes the Audit and Risk Committee, Cybersecurity and Digital Technology Committee, Finance Committee, Human Resources Committee, Nominating and Corporate Governance Committee, and Nuclear, Operations and Environmental Sustainability Committee of Ameren’s Board of Directors to perform such committee functions for the Company’s Board. The chairs and members of those committees are recommended by Ameren’s Nominating and Corporate Governance Committee, appointed annually by Ameren’s Board and are identified below. Each committee is comprised entirely of non-management directors, each of whom Ameren’s Board of Directors has determined to be “independent” as defined by the relevant provisions of the Sarbanes-Oxley Act of 2002, the NYSE listing standards and Ameren’s Director Nomination Policy. A more complete description of the duties of each standing Board committee is contained in each standing Board committee’s charter available at www.amereninvestors.com/corporate-governance.
14	Union Electric Company

Corporate Governance
Audit and Risk Committee

Meetings in 2025: 9
Chair
Richard J. Harshman
Other Members*
Ward H. Dickson
Jamie L. Engstrom
Rafael Flores
Leo S. Mackay, Jr.
Each of Richard J. Harshman, Ward H. Dickson and Leo S. Mackay, Jr. has been determined by the Board to qualify as an “audit committee financial expert” as that term is defined by the SEC. The Board has also determined that each committee member is “financially literate” within the meaning of the NYSE listing standards.

•
Appoints and oversees the independent registered public accounting firm; pre-approves all audit, audit-related services and non-audit engagements with the independent registered public accounting firm.

•
Ensures that the lead and concurring audit partners of the independent registered public accounting firm are rotated at least every five years, as required by the Sarbanes-Oxley Act of 2002; periodically considers a potential rotation of the independent registered public accounting firm.

•
Evaluates the qualifications, performance and independence of the independent registered public accounting firm, including a review and evaluation of the lead partner of the independent registered public accounting firm, taking into account the opinions of management and the internal auditors, and presents its conclusions to Ameren’s board of directors on an annual basis.

•
Approves the annual internal audit plan, annual staffing plan and financial budget of the internal auditors; reviews with management the design and effectiveness of internal controls over financial reporting.

•
Reviews with management and the independent registered public accounting firm the scope and results of audits and financial statements, disclosures and earnings press releases.

•
Reviews with management and the independent registered public accounting firm the Company’s critical accounting policies, current accounting trends and developments that may affect the financial statements, significant changes in the selection or application of accounting principles, the effect of regulatory and accounting initiatives on the Company’s consolidated financial statements, and critical audit matters addressed during the audit.

•
Reviews the appointment, replacement, reassignment or dismissal of the leader of internal audit or approves the retention of, and engagement terms for, any third-party provider of internal audit services; reviews the internal audit function.

•
Reviews with management the enterprise risk management processes, which include the identification, assessment, mitigation and monitoring of risks, including strategic, operational and cybersecurity risks, on an enterprise-wide basis.

•
Coordinates its oversight of enterprise risk management with other Board committees having primary oversight responsibilities for specific risks.

•
Oversees an annual audit of political contributions; performs other actions as required by the Sarbanes-Oxley Act of 2002, the NYSE listing standards and its Charter.

•
Reviews investigatory, legal and regulatory matters that may have a material effect on financial statements.

•
Establishes a system by which employees may communicate directly with members of the Committee about accounting, internal controls and financial reporting deficiency.

•
Oversees the enterprise ethics and compliance program, including the Code of Ethics applicable to all of the Company’s directors, officers and employees, and the Supplemental Code of Ethics for Principal Executive and Senior Financial Officers (see “— Board Practices, Policies and Processes — Corporate Governance Guidelines and Policies, Committee Charters and Codes of Conduct” below); the identification and adherence to compliance obligations; and governance processes and policies.

•
Performs other actions as required by the NYSE listing standards and its Charter, including the retention of independent legal counsel and other advisors.

*
If reelected at the Annual Meeting, Mr. Mackay will no longer serve on the Audit and Risk Committee.

2026 Information Statement	15

Corporate Governance
Cybersecurity and Digital Technology Committee
Meetings in 2025: 5 Chair* Catherine S. Brune Other Members Ward H. Dickson Jamie L. Engstrom Craig S. Ivey
•
Reviews Ameren’s and its subsidiaries’ strategy and operations relating to cybersecurity and digital technology matters, including significant cybersecurity and digital technology-related projects and initiatives and related progress, the integration and alignment of such strategy with Ameren’s overall business and strategy, and trends that may affect such strategy or operations.

•
Reviews the capabilities and effectiveness of Ameren’s and its subsidiaries’ cybersecurity and digital technology risk management, including the programs, policies, practices, controls and safeguards for digital technology, information security, prevention and detection of cybersecurity incidents or information or data breaches, and crisis preparedness, incident response plans, and disaster recovery and business continuity capabilities.

•
Reviews Ameren’s and its subsidiaries’ third-party cybersecurity and digital technology strategy, including information on critical risks and metrics relating thereto.

•
Reviews key legislative and regulatory developments that could materially impact Ameren’s or its subsidiaries’ cybersecurity and digital technology strategy, operations or risk exposure; engagement with government agencies, industry peers, and other critical infrastructure sectors on cybersecurity and related resiliency; industry trends, benchmarking and best practices relating to cybersecurity and digital technology; and any relevant cybersecurity and digital technology metrics.

•
Performs other actions as required by its Charter, including the retention of legal, accounting or other advisors.

*
Effective as of the Annual Meeting, in accordance with the Board’s retirement age policy, Ms. Brune is not standing for reelection and will retire from the Board and will no longer serve as the Chair of the Cybersecurity and Digital Technology Committee. If reelected at the Annual Meeting, Mr. Ivey will serve as the Chair of the Cybersecurity and Digital Technology Committee.

Finance Committee
Meetings in 2025: 6 Chair Ward H. Dickson Other Members* Catherine S. Brune Craig S. Ivey Timothy S. Rausch Steven O. Vondran
•
Oversees overall financial policies and objectives of Ameren and its subsidiaries, including capital project review and approval of financing plans and transactions, investment policies and rating agency objectives.

•
Reviews and makes recommendations regarding Ameren’s dividend policy.

•
Reviews and recommends to Ameren’s board of directors the capital budget of Ameren and its subsidiaries; reviews, approves and monitors all capital projects with estimated capital expenditures of between $50 million and $100 million; recommends to the Board and monitors all capital projects with estimated capital costs in excess of $100 million.

•
Reviews and recommends to Ameren’s board of directors Ameren’s and its subsidiaries’ debt and equity financing plans.

•
Oversees Ameren’s and its subsidiaries’ commodity risk assessment process, system of controls and compliance with established risk management policies and procedures.

•
Performs other actions as required by its Charter, including the retention of legal, accounting or other advisors.

*
Effective as of the Annual Meeting, in accordance with the Board’s retirement age policy, Ms. Brune is not standing for reelection and will retire from the Board and will no longer serve as a member of the Finance Committee. Subject to their reelection at the Annual Meeting, Mr. Mackay will become a member of the Finance Committee and Mr. Ivey will no longer serve on the Finance Committee.

16	Union Electric Company

Corporate Governance
Human Resources Committee
Meetings in 2025: 5 Chair Cynthia J. Brinkley Other Members Ellen M. Fitzsimmons Richard J. Harshman Steven H. Lipstein
•
Reviews and approves objectives relevant to the compensation of the Chief Executive Officer of Ameren and Presidents of its subsidiaries as well as other executive officers.

•
Administers and approves awards under the incentive compensation plan.

•
Administers and approves executive employment agreements, severance agreements and change of control agreements, if any.

•
Administers Ameren’s clawback policy and oversees clawback authority in annual and long-term incentives.

•
Reviews with management, and prepares an annual report regarding, the Compensation Discussion and Analysis section of the Company’s information statement.

•
Recommends to the Board amendments to those pension plans sponsored by Ameren or any of its subsidiaries, except as otherwise delegated.

•
Reviews with management Ameren’s and its subsidiaries’ human capital management practices.

•
Performs other actions as required by the NYSE listing standards and its Charter, including the retention of outside compensation consultants and other outside advisors.

•
Reviews the Company’s compensation policies and practices to determine whether they encourage excessive risk taking.

•
Assists the Board of Directors in overseeing the development of executive succession plans.

Nominating and Corporate Governance Committee
Meetings in 2025: 5 Chair Steven H. Lipstein Other Members* Cynthia J. Brinkley Catherine S. Brune Ellen M. Fitzsimmons
•
Adopts policies and procedures for identifying and evaluating director nominees; identifies and evaluates individuals qualified to become Board members and director candidates, including individuals recommended by shareholders.

•
Oversees the annual self-assessments of the Ameren board of directors and its committees.

•
Reviews the Ameren board of directors’ policy for director compensation and benefits.

•
Establishes a process by which shareholders and other interested persons will be able to communicate with members of the Ameren board of directors.

•
Develops and recommends to the Board corporate governance guidelines; oversees the Company’s Related Person Transactions Policy (see “— Board Practices, Policies and Processes — Related Person Transactions Policy” below).

•
Assures that the Company addresses relevant public affairs issues from a perspective that emphasizes the interests of its key constituents (including, as appropriate, shareholders, employees, communities and customers); reviews and recommends to the Ameren board of directors shareholder proposals for inclusion in proxy materials.

•
Reviews semi-annually with management the performance for the immediately preceding six months regarding constituent relationships (including, as appropriate, relationships with shareholders, employees, communities and customers).

•
Performs other actions as required by the NYSE listing standards and its Charter, including the retention of independent legal counsel and other advisors.

*
Effective as of the Annual Meeting, in accordance with the Board’s retirement age policy, Ms. Brune is not standing for reelection and will retire from the Board and will no longer serve as a member of the Nominating and Corporate Governance Committee. If reelected at the Annual Meeting, Mr. Ivey will become a member of the Nominating and Corporate Governance Committee.

2026 Information Statement	17

Corporate Governance
Nuclear, Operations and Environmental Sustainability Committee
Meetings in 2025: 6 Chair Rafael Flores Other Members Craig S. Ivey Leo S. Mackay, Jr. Timothy S. Rausch Steven O. Vondran
•
Oversees and reviews Ameren’s and its subsidiaries’ nuclear and other electric generation and electric and gas transmission and distribution operations, including safety (including emergency preparedness and response), environmental matters, plant physical and cyber security, performance and compliance issues and risk management policies and practices related to such operations.

•
Reviews the impact of any significant changes in, and oversees compliance with, laws, regulations and standards specifically related to Ameren’s and its subsidiaries’ facilities and operations.

•
Reviews significant inquires from and the results of major inspections and evaluations by regulatory agencies and oversight groups and management’s response thereto.

•
Reviews Ameren’s and its subsidiaries’ policies, practices, programs and performance related to environmental sustainability, as well as significant communications and reporting to stakeholders regarding environmental sustainability matters.

•
Reviews and reports to Ameren’s board of directors on the effectiveness of management in operating and managing, and the principal risks (including regulatory, reputational, business continuity, and environmental sustainability risks, including those related to climate change and water resource management) related to Ameren’s and its subsidiaries’ operating facilities, including the Company’s nuclear energy center.

•
Reviews and provides input to the Human Resources Committee on appropriate safety, environmental sustainability and operational goals to be included in Ameren’s and its subsidiaries’ executive compensation programs and plans.

•
Performs other actions as required by its Charter, including the retention of legal, accounting or other advisors.

18	Union Electric Company

Corporate Governance
Corporate Governance Policies and Processes
Corporate Governance Policies, Committee Charters and Codes of Ethics
Ameren’s Board of Directors has adopted a Director Nomination Policy, a Policy Regarding Communications to the Board of Directors and a Related Person Transactions Policy, each applicable to Ameren and certain of its subsidiaries, including the Company, and written charters for its Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear, Operations and Environmental Sustainability Committee, Finance Committee, and Cybersecurity and Digital Technology Committee. Ameren’s Board of Directors also has adopted a Code of Ethics applicable to all of the directors, officers and employees of Ameren and its subsidiaries, including the Company, and a Supplemental Code of Ethics for Principal Executive and Senior Financial Officers of all Ameren companies. These documents and other items relating to the governance of the Company can be found in the Investors’ section of Ameren’s website at www.amereninvestors.com/corporate-governance. These documents are also available in print free of charge to any shareholder who requests them from the Office of the Company’s Secretary. The information on the Company’s website, or any other website referenced in this report, is not incorporated by reference into this information statement.
Board and Committee Meetings and Annual Meeting Attendance
During 2025, the Board of Directors met six times. Each director then serving on the Board attended at least 75 percent of the total meetings during the year, other than (i) Chonda J. Nwamu, the Company’s former Executive Vice President, General Counsel and Secretary, who resigned from the Company and its affiliates in March 2025 and was unable to attend the sole Board meeting held during the first quarter of 2025, and (ii) Mr. Arora, who attended two of the three meetings, or 66%, held during his tenure as a director of the Company in 2025.
The Company has adopted a policy under which Board members are expected to attend each shareholders’ meeting. At the 2025 annual meeting of shareholders, which was held in a virtual format, all of the then-incumbent directors were in attendance.
Standing Board Committee Governance Practices
Ameren’s standing Board committees focus on good governance practices. These include:
•
requiring several meetings to discuss important decisions;

•
receiving meeting materials well in advance of meetings;

•
conducting regular executive sessions with committee members only; and

•
retaining external legal, accounting or other advisory services, as applicable and as determined by Ameren’s standing Board committee.

Common Stock Ownership Requirement
Ameren has a stock ownership requirement for members of the Senior Leadership Team (which includes the NEOs) that fosters long-term common stock ownership and is intended to align the interests of the Senior Leadership Team and shareholders. As set forth Ameren’s Corporate Governance Guidelines, each member of the Senior Leadership Team is required to own shares of Ameren’s common stock valued as a percentage of base salary as follows:
•
Chairman, President and Chief Executive Officer of Ameren: 6 times base salary;

•
Group President, Ameren Utilities of Ameren; Chief Financial Officer of Ameren; and each Ameren business segment President: 3 times base salary;

•
Other Section 16 Officers: 2 times base salary; and

•
All other members of the Senior Leadership Team: 1 times base salary.

If at any time a member of the Senior Leadership Team does not satisfy the applicable stock ownership requirement, such member must retain at least 75 percent of the after-tax shares he or she acquires upon the vesting and settlement of (i) awards that are then
2026 Information Statement	19

Corporate Governance
outstanding under Ameren’s equity compensation programs and (ii) any future awards granted under Ameren’s equity compensation programs, until the applicable stock ownership requirement is satisfied. All NEOs satisfy the stock ownership requirements, including taking into account any base salary increases for fiscal year 2026.
For purposes of meeting Ameren’s Senior Leadership Team stock ownership requirements, the following forms of Ameren equity ownership are included:
•
Stock beneficially owned, directly or indirectly (as defined in Rule 13d-3 under the Exchange Act), and time-based RSU awards; and

•
Stock held in Ameren’s Dividend Reinvestment and Stock Purchase Plan and in any qualified individual account benefit plan.

Related Person Transactions Policy
Ameren’s Board of Directors has adopted the Ameren Corporation Related Person Transactions Policy. The policy applies to Ameren and its subsidiaries, including the Company, which are registered companies under the Exchange Act. This written policy provides that Ameren’s Nominating and Corporate Governance Committee will review and approve Related Person Transactions (as defined below); provided that Ameren’s Human Resources Committee will review and approve the compensation of each Company employee who is an immediate family member of a Company director or executive officer and whose annual compensation exceeds $120,000. The Chair of Ameren’s Nominating and Corporate Governance Committee has been delegated authority to act between Nominating and Corporate Governance Committee meetings. References in this section to the Nominating and Corporate Governance Committee and the Human Resources Committee refer to Ameren’s Nominating and Corporate Governance Committee and Ameren’s Human Resources Committee, respectively.
The policy defines a “Related Person Transaction” as a transaction (including any financial transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships)) in which Ameren (including the Company and any of Ameren’s other subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000 and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest, other than: (1) transactions where the rates are competitively bid and the lowest bid is accepted, or transactions involving the rendering of services as a common or contract carrier, or regulated public utility services transactions at rates fixed in conformity with law or governmental authority; (2) transactions involving trustee type services; (3) transactions in which the Related Person’s interest arises solely from ownership of Company equity securities and all equity security holders received the same benefit on a pro rata basis; (4) an employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction if (i) the compensation arising from the relationship or transaction is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules or (ii) the executive officer is not an immediate family member of another executive officer or director and such compensation would have been reported under the SEC’s executive and director compensation proxy statement disclosure rules as compensation earned for services to the Company if the executive officer was a named executive officer as that term is defined in the SEC’s executive and director compensation proxy statement disclosure rules, and such compensation has been or will be approved, or recommended to Ameren’s Board of Directors for approval, by the Human Resources Committee of Ameren’s Board of Directors; or (5) compensation of or transaction with a director, if the compensation or transaction is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules.
A “Related Person” is defined as (1) each director, director nominee and executive officer of the Company, (2) any person who is known by the Company (or any subsidiary of the Company) to be the beneficial owner of more than five percent of any class of the Company’s voting securities, (3) immediate family members of the foregoing persons and (4) any entity in which any of the foregoing persons is a general partner or principal or in a similar position or in which such person and all of the other Related Persons have a ten percent or greater beneficial interest. “Immediate family member” is defined as any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner of the Company, and any person (other than domestic employees) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner.
20	Union Electric Company

Corporate Governance
The Office of the Secretary of Ameren assesses whether a proposed transaction is a Related Person Transaction for purposes of the policy.
The policy recognizes that Related Person Transactions may, in some circumstances, be in the best interests of the Company and its shareholders.
The approval procedures in the policy identify the factors the Nominating and Corporate Governance Committee will consider in evaluating whether to approve or ratify Related Person Transactions or material amendments to pre-approved Related Person Transactions. The Nominating and Corporate Governance Committee will consider all of the relevant facts and circumstances available to the Nominating and Corporate Governance Committee, including (if applicable) but not limited to: the benefits to the Company; the actual or apparent conflict of interest of the Related Person in the event of the Related Person Transaction, including, but not limited to, the impact on a director’s independence; the availability and costs of other sources for comparable products or services; the terms of the transaction; the terms available to or from unrelated third parties or to employees generally; and an analysis of the significance of the transaction to both the Company and the Related Person. The Nominating and Corporate Governance Committee will approve or ratify only those Related Person Transactions (a) that are in compliance with applicable SEC rules and regulations, NYSE listing requirements and the Company’s policies, including but not limited to the code of ethics and (b) that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Nominating and Corporate Governance Committee determines in good faith. The policy provides for the pre-approval by the Nominating and Corporate Governance Committee of certain Related Person Transactions up to one year prior to the commencement of the transaction. The Human Resources Committee will review and approve on an annual basis the compensation of each Company employee who is an immediate family member of a Company director or executive officer and whose total annual compensation exceeds $120,000.
During 2025, other than employment by the Company or its affiliates, the Company had no Related Person Transactions with directors and nominees for director and no Related Person Transactions are currently proposed.
Insider Trading Policy
Ameren and its subsidiaries maintain an insider trading policy (“Insider Trading Policy”), which governs the purchase, sale and other dispositions of Ameren’s securities by Ameren’s and its subsidiaries’ directors, officers, and employees, including their respective immediate family members and affiliates, as well as contractors, consultants, and third parties conducting business with Ameren and its subsidiaries, and Ameren and its subsidiaries. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any NYSE listing standards applicable to us. Ameren and its subsidiaries’ Insider Trading Policy is attached as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.
Director Compensation
Directors who are employees or directors of Ameren or any of its subsidiaries receive no additional compensation for their services as Company directors. All nominees for director are employees of Ameren or its subsidiaries.
Other Matters
The Board of Directors does not know of any matter, other than the election of directors, which may be presented at the Annual Meeting.
2026 Information Statement	21

Executive Compensation Matters
The information contained in the following Human Resources Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.
Human Resources Committee Report
The Human Resources Committee (the “Committee”) of Ameren Corporation’s (“Ameren”) Board of Directors discharges the Board’s responsibilities relating to compensation of Union Electric Company’s (the “Company”) executive officers. The Committee approves and evaluates all compensation of executive officers, including salaries, bonuses and other compensation plans, policies and programs of the Company.
The Committee also fulfills its duties with respect to the Compensation Discussion and Analysis and Human Resources Committee Report portions of the information statement, as described in the Committee’s Charter. The Compensation Discussion and Analysis has been prepared by management of the Company and its affiliates.
The Committee met with management of the Company and its affiliates and the Committee’s independent consultant to review and discuss the Compensation Discussion and Analysis. Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this information statement, and the Board approved that recommendation.
Ameren Human Resources Committee:
Cynthia J. Brinkley, Chair
Ellen M. Fitzsimmons
Richard J. Harshman
Steven H. Lipstein
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the compensation decisions made for 2025 with respect to our named executive officers, or “NEOs,” which are listed in the following table.
NAMED EXECUTIVE OFFICERS
Named Executive Officer	Title
Michael L. Moehn	Group President, Ameren Utilities, Ameren(1)
Martin J. Lyons, Jr.	Chairman, President and Chief Executive Officer, Ameren
Mark C. Lindgren	Executive Vice President, Communications and Chief Human Resources Officer, Ameren Services
Theresa A. Shaw	Senior Vice President, Chief Accounting and Transformation Officer, Ameren
Mark C. Birk(2)	Former Chairman and President, Ameren Missouri
Fadi M. Diya(3)	Former Senior Vice President and Chief Nuclear Officer, Ameren Missouri

(1)
During 2025, Mr. Moehn served as Senior Executive Vice President and Chief Financial Officer of Ameren. Effective October 2, 2025, Mr. Moehn was elected as Interim Chairman and President of the Company. Effective January 1, 2026, Mr. Moehn was elected as Group President, Ameren Utilities, of Ameren.

(2)
Mr. Birk retired from the Company and its affiliates effective as of October 2, 2025.

(3)
Mr. Diya separated from the Company and its affiliates effective as of July 1, 2025.

22	Union Electric Company

Executive Compensation Matters
2025 Executive Compensation Highlights
Ameren’s pay-for-performance program led to the following actual 2025 compensation being earned:
•
2025 annual short-term incentive base awards based on Ameren’s GAAP diluted earnings per share (“EPS”), safety, operational performance and customer-focused measures were earned at 161.1 percent of target, which reflects certain adjustments to EPS results discussed below, and were subject to the individual performance modification discussed below. This payout reflected strong financial and operational performance by Ameren and its subsidiaries in 2025 that was due, in part, to the strong execution of Ameren’s strategy, including investing approximately $4.1 billion in capital projects, solid reliability of its operations for the benefit of customers, strong strategic capital allocation, and disciplined cost management.

•
Ameren ranked 11th in Relative TSR compared to the defined TSR peer group of 20 companies (i.e., the 47th percentile) over the three-year measurement period (2023-2025). Ameren’s TSR during the performance period was 25.7 percent, driven by share price appreciation of approximately 15.2 percent, dividends, and dividend growth over the period. The February 9, 2023 PSU awards increased in value from $84.72 per share on the grant date to $99.86 per share as of December 31, 2025. Based on this TSR performance, the PSU long-term incentive awards tied to Relative TSR that were granted in 2023 were earned at 94.0 percent of target.

•
The PSU long-term incentive awards tied to Energy Transition goals that were granted in 2023 were earned at 141.3 percent of target based on the retirement and installation of new generation resources in an aggregate amount of 1,803.3 MW over the three-year measurement period (2023-2025). This performance exceeded the target level of 1,679 MW.

Guiding Objectives
Our objective for compensation of the NEOs is to provide a competitive total compensation program that is based on the size-adjusted median of the compensation opportunities provided by similar utility companies, adjusted for our short- and long-term performance and the individual’s performance. The adjustment for our performance aligns the long-term interests of the NEOs with that of Ameren’s shareholders to maximize shareholder value.
2026 Information Statement	23

Executive Compensation Matters
Ameren’s compensation philosophy and related governance features are executed by several specific policies and practices that are designed to align Ameren’s executive compensation with long-term shareholder interests, including:
24	Union Electric Company

Executive Compensation Matters
Overview of Executive Compensation Program Components
In 2025, our compensation program for the NEOs consisted of several compensation elements, each of which is discussed in more detail below.
Type	Form	Terms
Fixed Pay	Base Salary	• Set annually by the Human Resources Committee based upon market data, executive performance and other factors.
Short-term incentives	Cash Incentive Pay	• Based upon Ameren’s EPS, safety, operational, and customer performance criteria with an individual performance modifier.
Long-term incentives	Performance Share Units (“PSUs”)
•
60% of the value of the annual long-term incentive award is granted in the form of PSUs with a performance criteria of TSR compared to utility industry peers over a three-year performance period.

•
10% of the value of the annual long-term incentive award is granted in the form of PSUs with a performance criteria that measures renewable generation and energy storage additions, as well as fossil-fired energy center retirements, over a three-year performance period, in MW (the “Energy Transition” metric).

	Restricted Stock Units (“RSUs”)	• 30% of the value of the annual long-term incentive award is granted in the form of time-based RSUs. RSUs have a vesting period of approximately three years.
Other	Retirement Benefits
•
Employee benefit plans available to all employees, including 401(k) savings and pension plans.

•
Supplemental retirement benefits that provide certain benefits not available due to tax limitations.

•
Deferred compensation program that provides the opportunity to defer part of base salary and short-term incentives, with earnings on the deferrals based on market rates.

	“Double-Trigger” Change of Control Protections	• Change of control severance pay and accelerated vesting of PSUs and RSUs require both (i) a change of control and (ii) a qualifying termination of employment.
	Perquisites	• Reimbursements for financial and tax planning services and other reasonable benefits, which are further described in the footnotes to the Summary Compensation Table of this information statement.
Ameren also provides various health and welfare benefits to the NEOs on substantially the same basis as it provides to all salaried employees.
Each element is reviewed individually and considered collectively with other elements of Ameren’s compensation program to ensure that it is consistent with the goals and objectives of that particular element of compensation, as well as Ameren’s overall compensation program.
Market Data and Compensation Peer Group
In October 2024, Meridian, the Committee’s independent compensation consultant, collected and analyzed comprehensive data regarding similar utility industry companies, including base salary, target short-term incentives (non-equity incentive plan compensation) and long-term incentive opportunities. The data was obtained from a proprietary database maintained by Aon.
Compensation opportunities for the NEOs were compared to the size-adjusted median of the compensation opportunities for comparable positions provided by utility companies similar to Ameren (the “Market Data”), defined as regulated utility industry companies in a revenue size range approximately one-half to two and one-half times Ameren’s size, with limited exceptions (Ameren’s “compensation
2026 Information Statement	25

Executive Compensation Matters
peers”). To the extent utility industry data is not available or applicable, general industry data is used. The Committee’s independent consultant used statistical techniques to adjust the data to be appropriate for Ameren’s revenue size. Ameren’s compensation peers have a range of revenues, but because of the use of regression analysis, this did not necessarily impact the Market Data.
Ameren provides compensation opportunities at levels informed by the Market Data and designs its incentive plans to pay more or less than the target amount when performance is above or below target performance levels, respectively. Thus, Ameren’s plans are designed to result in payouts that are market-appropriate given its performance for that year or period.
The companies identified as the “compensation peers” used to develop 2025 compensation opportunities from the above-described data are listed in the graphic below. The list is subject to change each year depending on merger and acquisition activity, the availability of the companies’ data through Aon’s database and the continued appropriateness of the companies in terms of size and industry in relation to Ameren.
TSR Peer Group
For purposes of measuring Ameren’s relative TSR performance for the PSU awards, Ameren uses a distinct peer group (the “TSR Peer Group”) that overlaps with the “compensation peers” discussed above. The 2025 TSR Peer Group was established as of February 2025 using the following criteria:
•
Classified as a “Listed United States Power Company” within S&P Global Intelligence’s Market Intelligence database.

•
Market capitalization greater than $2 billion.

•
Minimum S&P credit rating of BBB- (investment grade).

•
Dividends flat or growing over the last twelve-month period.

•
Not an announced acquisition target.

•
Not undergoing a major restructuring.

The 19 companies included in the 2025 TSR Peer Group effective as of January 1, 2025, are listed in the graphic below. The TSR Peer Group companies are not entirely the same as the compensation peers used for market pay comparisons, because inclusion in this group was not dependent on a company’s revenues relative to Ameren or its participation in an executive pay database. The 2025 TSR Peer Group may be impacted by acquisition and restructuring events. Peer companies engaged in merger and acquisition (“M&A”) activities within the first 18 months of the performance period are eliminated from the peer group and peer companies engaged in M&A activities within the second 18 months of the performance period are fixed above or below Ameren based on relative TSR positioning 90 calendar days prior to a public announcement or reputable media or analyst report.
26	Union Electric Company

Executive Compensation Matters
COMPARISON OF COMPENSATION PEER GROUP AND TSR PEER GROUP
Mix of Pay
Ameren believes that both cash compensation and non-cash compensation are appropriate elements of a market-competitive, performance-based, shareholder-aligned total rewards program. Cash compensation is short-term compensation (i.e., base salary and annual incentive awards), while non-cash compensation is generally long-term compensation (i.e., equity-based incentive compensation).
A significant percentage of total compensation is allocated to short-term and long-term incentives as a result of the philosophy mentioned above. During 2025, there was no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term compensation. The allocation between current and long-term compensation was based primarily on competitive market practices relative to base salaries, annual incentive awards and long-term incentive award values. By following this process, the impact on executive compensation is to increase the proportion of pay that is at risk as an individual’s responsibility within the Company increases and to create long-term incentive opportunities that exceed short-term opportunities for NEOs.
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Executive Compensation Matters
The following graphs summarize the mix of fixed and at-risk compensation, as well as the mix of cash and equity-based compensation, in each case as of December 31, 2025, for the principal executive officer and the other NEOs based on full-year base salary, short-term incentive and long-term incentive award opportunities. The figures for the Company’s Chairman and President reflect Mr. Moehn’s annualized 2025 compensation package serving as Interim Chairman and President of the Company and Senior Executive Vice President and Chief Financial Officer of Ameren. Mr. Birk’s annualized 2025 compensation package consisted of 22% fixed compensation and 78% at-risk compensation, of which 40% was cash-based compensation and 60% was equity-based compensation.
2025 Short-Term and Long-Term Incentive Compensation Targets
Name	Short-Term Incentive Targets*	Long-Term Incentive Targets*
Moehn	90%	315%
Lyons	130%	500%
Lindgren	65%	130%
Shaw	60%	90%
Birk	85%	225%
Diya	75%	200%

*
As a percentage of base salary.

Base Salary
Ameren’s base salary program is designed to reward the NEOs with market competitive salaries based upon role, experience, competence and sustained performance.
Ameren determines the amount for base salary by referencing the Market Data discussed above. Based on this data and the scope of each NEO’s role, a base salary range was established for each position at +/- 10 percent of the established market rate for the position. The base salary of each NEO is typically managed within this pay range.
In 2024, Mr. Lyons recommended a 2025 base salary increase for each of the other NEOs, considering the executive’s then-current salary in relation to the Market Data, experience and sustained individual performance and results. These recommendations, which took into account the Market Data provided by the Committee’s compensation consultant, were presented to the Committee for discussion and approval at the December 2024 Committee meeting. Increases were approved based on the Market Data and base salary range, experience, individual performance and the need to retain an experienced team. Performance takes into account initiative, leadership and contribution to achievement of our goals.
28	Union Electric Company

Executive Compensation Matters
In December 2024, the Committee also approved an increase to the 2025 base salary of Mr. Lyons from $1,275,000 to $1,325,000, effective as of January 1, 2025, in connection with Mr. Lyons’ annual performance review. The Committee’s decision to adjust Mr. Lyons’ base salary was based on a number of factors, including his performance as Ameren’s Chief Executive Officer and the Committee’s review of the Market Data for the chief executive officer position.
Short-Term Incentive Compensation
2025 Ameren Short-Term Incentive Plan
The Ameren Short-Term Incentive Plan (“STIP”) for 2025 was designed to reward the achievement of Ameren’s EPS performance goals, as well as the achievement of goals relating to safety performance, operational results, and customer-focused measures, with modifications based on individual performance. The STIP is designed to incentivize higher annual corporate and individual performance.
How the STIP Works
The 2025 STIP was composed of the following components:
•
Ameren’s EPS (70% weight);

•
safety, as measured by the percentage of field-based workgroups achieving co-worker to co-worker (c2c) quality score & engagement rate, the percentage of field-based workgroups achieving job safety briefing (JSB) quality assessment score and quantity, and HSIF count (10% weight);

•
customer-focused measures, including quantitative measures relating to reliability and customer satisfaction (10% weight);

•
operational performance, as measured by the WANO-AC Performance Index and Resource Availability (10% weight); and

•
an individual performance modifier.

Targets for 2025 STIP Performance Metrics
The Committee approved the performance metrics to be included in the STIP, as well as established threshold, target and maximum goals for each of the metrics. Payouts for each measure for performance falling between the established goals were interpolated on a straight-line basis. Following is a description of each metric, as well as key factors that the Committee considers in establishing the related goals:
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Executive Compensation Matters
Earnings Per Share
The STIP includes a principal focus on financial results as measured by Ameren’s EPS. The Committee believes EPS is a key indicator of financial strength and performance and is recognized as such by the investment community. The target EPS performance goal under the STIP is established based on the financial budget and is aligned with Ameren’s annual GAAP earnings guidance. The Committee may adjust EPS performance results for certain events that the Committee determines are not representative of performance.
Safety Measures
The “% of field-based workgroups achieving c2c quality score & engagement rate” metric measures the percentage of field-based co-workers (unique observers) that have performed c2c’s during a month as well as the quality of those interactions. A c2c safety interaction is a leading indicator for safety performance that reinforces safety as a core value by enabling employees to recognize and eliminate at-risk behaviors or conditions and reinforce safe behaviors in the workplace, ultimately improving safety culture and outcomes. Officers who are participants in the STIP are rewarded based on the percentage (95% target) of field-based workgroups who have achieved both: 1) the minimum 75% c2c Engagement Rate target (measure the percentage of co-workers who have performed c2cs during a month), and 2) the corporate c2c Quality Score target of 70%.
The “% of field-based workgroups achieving job-safety briefing quality assessment score and quantity” metric measures both the quantity and quality of JSBs. Quantity is measured by the number of job-safety briefings conducted by field-based leadership using a job-briefing template designed to put focus on active participation, hazard identification and risk mitigation in the job briefing process. To strengthen the focus on the quality of JSBs for field-based workgroups and measure the skills retained in the Quality Job Safety Briefing and Hazard Identification training, a Field-Based JSB Quality Assessment was implemented. The assessment, developed through Edison Electric Institute/Construction Safety Resource Alliance, measures the quality of the JSB assessment. JSBs have been shown to have a high correlation with good safety outcomes and emphasize the importance of leadership being in the field to observe and provide coaching on the briefing process. Officers that are participants in the STIP are rewarded based on the percentage (95% target) of field-based workgroups who have achieved both: 1) the minimum Field-Based JSB Assessment Quantity target (completed by operational leaders), and 2) the Corporate Field-Based Quality Assessment Score target of 80% (conducted by Ameren’s Corporate Safety team).
The HSIF metric measures the number of events where high energy (defined as 500 foot-pounds or greater) is released in the absence of direct control resulting in a serious injury or loss of life. This metric aligns with Ameren’s focus on eliminating life-changing events and has a recognized industry definition based on objective criteria that reflect true injury severity.
The “% of field-based workgroups achieving co-worker to co-worker (c2c) quality score & engagement rate” and “% of field-based workgroups achieving JSB quality assessment score and quantity” metrics were subject to a limit of 100% of target, regardless of actual results, if the HSIF rate target of 1 was not achieved.
Customer-Focused Measures
SAIDI is a standard customer reliability measure that assesses the total duration of the average customer interruption over a one-year period. The measure is calculated consistent with reporting standards of the Institute of Electrical and Electronics Engineers, which excludes major events (e.g., major storms), and is calculated based on the total number of customer minutes of interruption (CMI) divided by the total number of customers served. A lower SAIDI result indicates higher performance. This metric is calculated based on the customer weighted average between Ameren Illinois and Ameren Missouri and is rounded to nearest tenth and is cumulative throughout the year.
The Customer Satisfaction (“CSAT”) Index measure is based on: (1) customer satisfaction ratings across various channels and types of interactions, including telephone calls, virtual and website support and transactions, and field service calls, and (2) the accuracy of estimated service restoration times (“ESRT”) for both “blue sky” and “gray sky” days The index is weighted across total of six components with consideration for volume and impact of the customer interactions (20% calls, 20% interactive voice response, 30% web,15% field service, 10% blue sky ESRT,5% gray sky ESRT).
30	Union Electric Company

Executive Compensation Matters
Operational Measures
The WANO-AC Performance Index measures the overall Callaway nuclear energy center performance over a 6 and 12-month historical performance period using a weighted index of nuclear safety- and reliability- focused performance indicators updated monthly to reflect current, real-time performance. These indicators include scrams, consequential events, online reliability loss 5-7 factor, fuel reliability, and safety system performance. The WANO-AC Performance Index has a value between 0 — 100. A higher WANO-AC Performance Index score indicates higher performance.
Resource Availability measures the power an energy center can produce based upon scheduled outage dates and is calculated for baseload fossil plants, including our Labadie and Sioux Energy Centers. A higher Resource Availability result indicates higher performance.
Individual Performance Modifier
The 2025 STIP base award for each NEO was subject to upward or downward adjustment for individual performance on key performance variables. These included leadership and the achievement of key operational goals (other than those specifically mentioned in the plan), as applicable and as determined by the Committee. The individual performance modifier for the CEO is determined by the Committee in its sole discretion.
Historically, the Individual Performance Modifier has been used to differentiate performance that is considerably above or below expectations. Such differentiations do not lend themselves to formulas and are applied at the Committee’s discretion.
The Individual Performance Modifier could reduce the base award, with the ability to pay zero for poor or non-performance. Increases could be up to 25 percent of the base award, with a potential maximum total award at 200 percent of each NEO’s target opportunity.
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Executive Compensation Matters
Base Award Earned through the Achievement of 2025 STIP Performance Measures
At the February 2026 Committee meeting, Ameren’s management presented 2025 STIP performance metric achievement levels and Mr. Lyons recommended STIP payouts for the NEOs (other than with respect to himself) to the Committee for review. The final performance results approved by the Committee are shown in the table below.
2025 STIP Performance Adjustments
The 2025 STIP results set forth in the above table reflect an adjustment to the Company’s 2025 GAAP diluted earnings per share. Specifically, the Committee approved an adjustment to 2025 earnings per share in accordance with GAAP to exclude the impact of an $86 million decrease in income tax expense, reflecting treatment of net operating loss carryforwards pursuant to Internal Revenue Service (“IRS”) guidance and a Federal Energy Regulatory Commission (“FERC”) order, an Illinois Commerce Commission (“ICC”) electric distribution order, and an ICC natural gas order, which the Committee determined was not representative of 2025 performance.
Earned through Individual Performance Modifier
As discussed above, the 2025 STIP base awards were subject to upward or downward adjustment based upon an NEO’s individual contributions and performance on certain key performance variables during the year. For 2025, the Committee, after consultation with
32	Union Electric Company

Executive Compensation Matters
Mr. Lyons, increased the 2025 STIP base award for Mr. Moehn by 15 percent, for Mr. Lindgren by 3 percent, and for Ms. Shaw by 8 percent. The Committee increased the 2025 STIP base award for Mr. Lyons by 20 percent.
Resulting 2025 STIP Payouts
Actual 2025 STIP payouts are shown below as a percent of target. Payouts were made in February 2026, and are set forth under column (f) entitled Non-Equity Incentive Plan Compensation in the Summary Compensation Table. Messrs. Birk and Diya did not receive a 2025 STIP payout.
Name	Final Payout as Percent of Target
Moehn	185.3%
Lyons	193.3%
Lindgren	166.0%
Shaw	174.0%
Long-Term Incentive Compensation
The Ameren Long-Term Incentive Program (“LTIP”) is intended to reward NEOs for their contributions to Ameren’s long-term success by providing the opportunity to earn shares of Ameren common stock.
Role of the LTIP
The design of the 2025 LTIP is substantially similar to the 2024 program. The 2025 LTIP awards, which are governed by the shareholder-approved 2022 Plan, are designed to serve the following roles in the compensation program:
•
Align with shareholder interests: PSU and RSU awards are denominated in Ameren common stock units and paid out in shares of Ameren common stock. Payout of PSUs is dependent on (i) Ameren’s TSR compared to the returns of the TSR Peer Group over a three-year performance period (60% of the overall grant value), (ii) achievement of Energy Transition goals (10% of the overall grant value), and (iii) continued employment through the payment date (the “PSU vesting period”). RSUs, which account for 30% of the value of the 2025 LTIP grants, are the right to receive a share of Ameren common stock subject to continued employment through the payment date in March of the third calendar year following the grant date (the “RSU vesting period”).

•
Reinforce long-term focus: Continue to drive company strategy and critical success measures over the vesting period.

•
Share the value created for shareholders: Share Ameren common stock price increases, decreases and dividends over the vesting period.

•
Promote stock ownership: Payout of earned PSU and RSU awards is made 100% in Ameren common stock, with the dividends on common stock, as declared and paid, reinvested into additional PSUs and RSUs throughout the vesting period.

•
Promote retention of executives during the vesting period: Annual competitive grants provide incentive for executives to stay with the Company during the vesting period.

•
Be competitive with market practice: The majority of regulated utility companies use a mix of PSUs and RSUs, as well as the TSR performance measure.

2025 Grants
For 2025, a target number of PSUs and RSUs (determined primarily based on the Market Data mentioned above) was granted to each NEO pursuant to the 2022 Plan, as reflected in columns (g) and (i) of the Grants of Plan-Based Awards Table. The threshold and maximum amounts of payout for the 2025 PSU awards are reflected in columns (f) and (h) of the Grants of Plan-Based Awards Table (not including any potential dividends).
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Executive Compensation Matters
The following chart illustrates how the target number of PSUs and the number of RSUs are calculated:
•
RSUs are subject to a time-based vesting period of approximately three years and represent 30% of the total 2025 annual grant value.

•
PSUs are earned based on the achievement of specific performance criteria over the three-year performance period.

•
PSUs tied to relative TSR represent 60% of the total 2025 annual grant value. The NEOs’ actual number of 2025 PSUs earned, tied to relative TSR, will vary from 0 percent to 200 percent, based on our 2025-2027 TSR measured relative to the TSR Peer Group.

•
TSR is calculated as the change in the average closing stock price for the 30 trading days prior to the beginning of the award period and the 30 trading days prior to the end of the award period, plus dividends paid (assuming reinvestment on each company’s ex-dividend date), divided by such beginning average stock price.

•
PSUs tied to Energy Transition goals represent 10% of the total 2025 annual grant value. The NEOs’ actual number of 2025 PSUs earned, tied to Energy Transition, will vary from 0 percent to 200 percent based on pre-established goals related to the total MW tied to generation additions and retirements. This measure includes MW associated with new wind, solar, hydro, biomass, landfill gas and energy storage added to Ameren’s generation portfolio over the three-year period.

•
For both PSUs and RSUs:

•
The actual number of shares earned will be contingent on continued employment through the payment date (other than with respect to death, disability, an eligible retirement or qualifying termination under a change of control, as described in more detail under “Potential Payments upon Termination or Change in Control”). An eligible retirement is defined as retiring at age 55 or greater with at least 5 years of service.

•
Payouts include additional units equivalent to any dividends accrued and reinvested during the vesting period relating to the number of PSUs and RSUs actually earned.

•
Vesting occurs on the payment date.

The NEOs cannot vote or transfer share unit awards granted under the LTIP until the shares are paid out.
2025 Retention Award to Ms. Shaw
In October 2025, the Committee approved the grant of a one-time RSU award for Ms. Shaw, whose strong performance and leadership skills are integral to the execution of Ameren’s long-term business strategy and the delivery of superior value to Ameren’s customers and shareholders. The award, which is included in column (e) of the Summary Compensation Table, was granted effective as of October 9, 2025, had an initial target value of $250,000, and will vest on October 9, 2028. The award does not provide for pro rata vesting in connection with Ms. Shaw’s retirement.
34	Union Electric Company

Executive Compensation Matters
PSU Performance/Payout Relationship (Relative TSR)
Once Ameren’s 2025-2027 TSR is calculated and compared to the TSR Peer Group, the scale below determines the percentage of the target PSU award that is paid. Payout for performance between points is interpolated on a straight-line basis.
Relative TSR Performance	Payout (% of PSUs Granted)
90th percentile +	200%	If TSR is negative over the three-year period, the plan is capped at 150% of the target PSUs granted regardless of performance vs. the TSR Peer Group.
70th percentile	150%
50th percentile	100%
25th percentile	50%
Below 25th percentile	0%
PSU Performance/Payout Relationship (Energy Transition)
Final Energy Transition results are calculated and compared to the pre-established goals for the 2025-2027 performance period to determine the percentage of the target PSU award that is paid based on the scale below. Payout for performance between points is interpolated on a straight-line basis.
Performance Level (Total MWs)	Payout (% of PSUs Granted)
Maximum	200%
Target	100%
Threshold	50%
Below Threshold	0%
2023 PSU Awards Vesting (Relative TSR)
The PSU performance period for the 2023 grants ended December 31, 2025. Our 2023-2025 TSR performance was determined to be at the 47th percentile of the 2023 TSR Peer Group, resulting in a payout of 94.0 percent of target. The following table shows the 2023 PSU awards, their original value at grant, the number earned (which equals the target number plus accrued dividends, times 94.0 percent), and their value at year-end (December 31, 2025). The resulting earned amounts were 122 percent of the original target value of the 2023 awards, which reflects both TSR performance against the TSR Peer Group and the actual TSR generated during the three-year period, including dividends earned and reinvested and stock price appreciation. In accordance with the terms of the award agreements and the 2022 Plan, each NEO’s 2023 PSU awards vested upon the payment date of March 2, 2026 (and with respect to Messrs. Birk and Diya, their PSUs were prorated as a result of their departures).
Name	Grant Date	Target 2023 PSU (TSR) Awards (#)	Target Value at Stock Price on Date of Grant(1) ($)	2023 PSU (TSR) Awards Earned(2) (#)	Value at Year-End Stock Price(3) ($)	Earned Value as Percent of Original Target Value(3) (%)
Moehn	2/9/2023	17,689	1,498,612	18,270	1,824,442	122
Lyons	2/9/2023	34,713	2,940,885	35,853	3,580,281	122
Lindgren	2/9/2023	3,366	285,168	3,477	347,213	122
Shaw	2/9/2023	2,420	205,022	2,499	249,550	122
Birk(4)	2/9/2023	8,304	703,515	7,873	786,198	112
Diya(4)	2/9/2023	7,398	626,759	6,365	635,609	101

(1)
Valuations are based on $84.72 per share, the closing price of Ameren common stock on the NYSE as of February 8, 2023.

(2)
The number of 2023 PSU awards earned includes dividend equivalents equal to approximately an additional 9.9 percent of the shares earned, which accrued and were reinvested throughout the three-year performance period.

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Executive Compensation Matters
(3)
Valuations are based on $99.86 per share, the closing price of Ameren common stock on the NYSE as of December 31, 2025, the last trading day during the performance period. The earned value percentage represents a TSR PSU payout of 94.0 percent, dividend accumulation of approximately 9.9 percent and stock price appreciation of approximately 15.2 percent from the grant date to the December 31, 2025 valuation.

(4)
Mr. Birk and Mr. Diya were both retirement eligible at the time of their respective departures, and, accordingly, their 2023 PSUs were prorated.

2023 PSU Awards Vesting (Energy Transition)
The PSU long-term incentive awards tied to Energy Transition that were granted in 2023 were earned at 141.3 percent of target based on the retirement of and installation of generation resources in an aggregate amount of 1,803.3 MW over the three-year measurement period (2023-2025). The following table shows the 2023 PSU awards, their original value at grant, the number earned (which equals the target number plus accrued dividends, times 141.3 percent), and their value at year-end (December 31, 2025). The resulting earned amounts were 183.0 percent of the original target value of the 2023 Energy Transition PSU awards, which reflects final Energy Transition results, including dividends earned and reinvested, and stock price appreciation. In accordance with the terms of the award agreements and the 2022 Plan, each NEO’s 2023 PSU awards vested upon the payment date of March 2, 2026 (and with respect to Mr. Birk and Mr. Diya, their PSUs were prorated as a result of their departures).
Name	Grant Date	Target 2023 PSU (Energy Transition) Awards (#)	Target Value at Stock Price on Date of Grant(1) ($)	2023 PSU (Energy Transition) Awards Earned(2) (#)	Value at Year-End Stock Price(3) ($)	Earned Value as Percent of Original Target Value(3) (%)
Moehn	2/9/2023	2,948	249,755	4,578	457,159	183
Lyons	2/9/2023	5,786	490,190	8,985	897,242	183
Lindgren	2/9/2023	561	47,528	871	86,978	183
Shaw	2/9/2023	403	34,142	626	62,512	183
Birk(4)	2/9/2023	1,384	117,252	1,973	197,024	168
Diya(4)	2/9/2023	1,233	104,460	1,596	159,377	153

(1)
Valuations are based on $84.72 per share, the closing price of Ameren common stock on the NYSE as of February 8, 2023.

(2)
The number of 2023 PSU awards earned includes dividend equivalents equal to approximately an additional 9.9 percent of the shares earned, which accrued and were reinvested throughout the three-year performance period.

(3)
Valuations are based on $99.86 per share, the closing price of Ameren common stock on the NYSE as of December 31, 2025, the last trading day during the performance period. The earned value percentage represents a Energy Transition PSU payout of 141.3 percent, dividend accumulation of approximately 9.9 percent and stock price appreciation of approximately 15.2 percent from the grant date to the December 31, 2025 valuation.

(4)
Mr. Birk and Mr. Diya were both retirement eligible at the time of their respective departures, and, accordingly, their 2023 PSUs were prorated.

2026 Incentive Compensation Program Changes
After considering overall strategy, business needs, and industry practices, the following modifications were made in 2026 to the below Short-Term Incentive Program metric definitions and weightings:
•
To continue the emphasis on the quality of JSBs and c2c interactions that was implemented in 2025, the two leading indicator safety metrics were simplified for 2026 to focus on improved quality assessment scores of the field-based safety interactions and removing the quantity measurement component. This is consistent with the utility industry’s focus on improving the quality of safety practices and research that indicates that the quality of safety discussions has a larger impact than the quantity of conversations.

•
The Resource Availability metric that measures the performance of Ameren Missouri’s baseload energy centers will be expanded in 2026 to measure the power an energy center can produce, taking into account both scheduled and unplanned outages, and will be calculated for fossil, gas, and renewable energy centers, excluding nuclear. This expanded scope provides a more comprehensive view of generation output and capability for customers and reliability.

•
The weighting for the Resource Availability metric will decrease from 5% to 3%, while the weighting of the WANO-AC Performance Index will increase from 5% to 7% to reflect the importance of strong performance at the Callaway nuclear energy center.

36	Union Electric Company

Executive Compensation Matters
•
The weightings of the components that comprise the CSAT Index metric were slightly adjusted to place additional emphasis on providing customers with an accurate final ESRT on gray sky days. Communication of restoration times is a driver of customer satisfaction especially during storm events.

Perquisites
During 2025, Ameren provided certain officers, including the NEOs, with reasonable perquisites that provide competitive value and promote safety, security and retention. We do not provide any tax “gross-up” payments with respect to any perquisites, except in connection with executive relocation benefits. The Human Resources Committee reviews the level of perquisites and personal benefits annually.
We provide certain personal security services for our named executive officers based on risk assessments conducted by an independent security consulting firm and implemented by our security team. We consider these services to be an integral part of our risk management program with costs that are necessary and appropriate to enable the NEOs to safely and securely conduct business and therefore are primarily for the benefit of Ameren.
As part of our security program and to enhance his ability to focus on his duties to Ameren while traveling, the Board requires that Mr. Lyons use private aircraft for all business and personal travel. Mr. Lyons’s family members and other personal guests are also permitted to utilize private aircraft when doing so will not result in an increase in the aggregate incremental cost associated with such travel. Mr. Lyons is required to reimburse Ameren for a portion of the aggregate incremental costs associated with personal aircraft use; he recognizes imputed taxable income for non-reimbursed costs and is not provided a tax reimbursement for such use. Other executive officers are permitted to use private aircraft for business or personal use only with Mr. Lyons’ advance approval and are required to reimburse Ameren for the aggregate incremental cost of any such personal use. All private aircraft services are provided by a third-party charter aircraft company.
Details regarding the aggregate incremental costs of perquisites provided to the NEOs during 2025 are set forth in the “All Other Compensation” column, and accompanying footnote, of the Summary Compensation Table below.
Retirement Benefits
The objective of retirement benefits is to provide post-employment security to employees of Ameren and its subsidiaries and such benefits are designed to reward continued service. We choose to provide these benefits as an essential part of a total compensation package to remain competitive with those packages offered by other companies, particularly utilities.
There are several retirement benefit programs applicable to the NEOs, including:
•
Ameren’s 401(k) savings and cash balance retirement plans;

•
Supplemental Retirement Plans (together, the “SRP”) that provide the NEOs a benefit equal to the difference between the benefit that would have been paid if Internal Revenue Code (“IRC”) limitations were not in effect and the reduced benefit payable as a result of such IRC limitations; and

•
a deferred compensation plan that provides the opportunity to defer part of base salary and all or a portion of non-equity incentive compensation, as well as earnings thereon. Beginning with plan years commencing on and after January 1, 2010, this includes deferrals of cash compensation above IRC limitations, together with Ameren matching credits on these deferrals.

A more detailed explanation of retirement benefits applicable to the NEOs is provided in this information statement under the captions “Compensation Tables and Narrative Disclosures — Pension Benefits” and “Compensation Tables and Narrative Disclosures — Nonqualified Deferred Compensation” below.
Human Resources Committee Governance Practices
Ameren’s Human Resources Committee engages an independent compensation consultant to provide professional advice. It is the Committee’s view that its compensation consultant should be able to render candid and expert advice independent of management’s
2026 Information Statement	37

Executive Compensation Matters
influence. In February 2026, the Committee approved the continued engagement of Meridian as its independent compensation consulting firm. In its decision to retain Meridian as its independent compensation consultant, the Committee gave consideration to a broad range of attributes necessary to assist the needs of the Committee in setting compensation, including:
•
a track record in providing independent, objective advice;

•
broad organizational knowledge;

•
industry reputation and experience;

•
in-depth knowledge of competitive pay levels and practices; and

•
responsiveness and working relationship.

Meridian representatives attended five Ameren Human Resources Committee meetings during 2025. At the Human Resources Committee’s request, the consultant met regularly with the Committee members outside the presence of management, and spoke separately with the Committee Chair and other Committee members.
During 2025, the Committee requested of Meridian the following items:
market pay and market trend analyses, which assisted the Committee in targeting executive compensation at the desired level versus market;

comparisons of short-term incentive payouts and financial performance to utility peers, which the Committee uses to evaluate prior-year short-term incentive goals and set future short-term incentive goals;

preparation of tally sheets of compensation components, which the Committee uses to evaluate the cumulative impact of prior compensation decisions;

review of and advice on the Compensation Discussion and Analysis section included in Ameren’s proxy statement to ensure full, accurate and clear disclosure, and other executive compensation-related proxy statement items;

advice in connection with the Committee’s risk analysis of Ameren’s and its subsidiaries’, including the Company’s, compensation policies and practices, in furtherance of the Committee’s responsibilities pursuant to its charter;

regular updates on legislative, regulatory and proxy advisor trends and developments;

advice with respect to legal, regulatory and/or accounting considerations impacting Ameren’s compensation and benefit programs, to ensure the Committee is aware of external views regarding the programs; and

other requests relating to executive compensation issues.

Other than services provided to Ameren’s Human Resources Committee as set forth above and for Ameren’s Nominating and Corporate Governance Committee as described below, Meridian did not perform any other services for Ameren or any of its subsidiaries, including the Company, in 2025.
Pursuant to its letter agreement with Ameren’s Human Resources Committee, if Ameren or management of Ameren proposes that Meridian perform services for Ameren or management of Ameren other than in Meridian’s retained role as consultant to the Committee and Ameren’s Nominating and Corporate Governance Committee, any such proposal is required to be submitted to the Human Resources Committee for approval before such services begin.
In February 2026, the Nominating and Corporate Governance Committee also approved the continued engagement of Meridian as its independent consulting firm with respect to director compensation matters.
Each of Ameren’s Human Resources Committee and Nominating and Corporate Governance Committee has procedures for the purpose of determining whether the work of any compensation consultant raises any conflict of interest. Pursuant to such procedures, in February 2026, each such committee considered various factors, including the six factors mandated by SEC rules, and determined that with respect to executive and director compensation-related matters, no conflict of interest was raised by the work of Meridian.
38	Union Electric Company

Executive Compensation Matters
Delegation of Authority
Ameren’s Human Resources Committee has delegated authority to Ameren’s Administrative Committee, comprised of designated members of Ameren’s management, to approve changes, within specified parameters, to certain of Ameren’s and the Company’s retirement plans. It has also delegated authority to management to make pro-rata equity grants to employees (other than Section 16 Officers), who are newly eligible for the LTIP, and for participants who are promoted during the plan year. In addition, Ameren’s Human Resources Committee has delegated to Ameren’s Chief Executive Officer the authority to make discretionary grants of equity awards from a pre-authorized pool of shares of Ameren common stock to employees who are not Section 16 Officers. These grants are reviewed periodically by the Human Resources Committee. Ameren ensures the total value of the equity grants made by the Chief Executive Officer does not exceed a specified limit.
Human Resources Committee Interlocks and Insider Participation
No current member of Ameren’s Human Resources Committee of the Board of Directors (Mses. Brinkley and Fitzsimmons and Messrs. Harshman and Lipstein) was at any time during 2025 or at any other time an officer or employee of Ameren or its subsidiaries, including the Company, and no member had any relationship with Ameren or its subsidiaries, including the Company, requiring disclosure under applicable SEC rules.
No executive officer of Ameren or its subsidiaries, including the Company, has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors of Ameren or its subsidiaries, including the Company, or Ameren’s Human Resources Committee during 2025.
Timing of Compensation Decisions and Awards
Ameren’s Board and the Committee establish meeting schedules annually, well in advance of each meeting, to ensure a thorough and thoughtful decision process. Incentive compensation awards are typically made at regularly scheduled meetings.
The following is a discussion of the timing of certain compensation decisions:
•
the NEOs’ base salaries for 2025 were reviewed and a 2025 base salary increase for each of the NEOs was approved at the December 2024 Committee meeting, as discussed under “— Base Salary” above;

•
2025 STIP target opportunities (as a percentage of base salary) were established for the NEOs at the December 2024 Committee meeting;

•
2025 STIP performance goals were set at the February 2025 Committee meeting;

•
2025 PSU and RSU grants to the NEOs under the 2025 LTIP were approved at the February 2025 Committee meeting;

•
The 2025 grant of a special award of RSUs to Ms. Shaw was approved at the October 2025 Committee meeting; and

•
The final determinations of the 2025 STIP and 2023 PSU payouts were made at the February 2026 Committee meeting.

Decisions relating to material elements of compensation are fully deliberated by the Committee, including, when appropriate, over the course of several Committee meetings. This allows for any follow-up to questions from Committee members in advance of a final decision.
Other Considerations for Changes in Compensation Opportunities
Market Data, retention needs and general economic conditions have been the primary factors considered in decisions to increase or decrease compensation opportunities. Corporate and individual performance are the primary factors in determining the ultimate value of those compensation opportunities.
Role of Executive Officers
In establishing compensation amounts for 2025, Mr. Lyons, as Chief Executive Officer, with the assistance of the Executive Vice President, Communications and Chief Human Resources Officer of Ameren Services, Mark C. Lindgren, recommended to the Committee
2026 Information Statement	39

Executive Compensation Matters
compensation amounts for the other NEOs. The Chief Executive Officer makes recommendations to the Committee with respect to the compensation of the NEOs (other than himself) and other senior executives. The Chief Executive Officer possesses insight regarding individual performance levels, degree of experience and future promotion potential. In all cases, the Chief Executive Officer’s recommendations are presented to the Human Resources Committee for review based, in part, on the Market Data provided by the Committee’s independent consultant. The Committee independently determines each NEO’s compensation, as discussed in this CD&A.
Neither the Chief Executive Officer nor any other NEO makes recommendations for setting his or her own compensation. The Chief Executive Officer’s compensation is determined in Committee meetings during an executive session with the Committee’s independent consultant present.
Ameren’s Chief Executive Officer, the other NEOs and other senior executives play a role in the early stages of design and evaluation of our compensation programs and policies. Because of their extensive familiarity with our business and corporate culture, these executives are in the best position to suggest programs and policies to the Committee and the independent consultant that will engage employees and provide effective incentives to produce outstanding financial and operating results for Ameren and its subsidiaries, including the Company, and their shareholders.
Other Compensation Matters
Neither Ameren nor the Company has any written or unwritten employment agreements with any of the NEOs. Each NEO is or was an employee at the will of the Company and/or its affiliates, as specified below.
Severance
All officers of the Company participate in the Ameren Corporation Severance Plan for Ameren Officers (the “Officer Severance Plan”). The primary purpose of the Officer Severance Plan is to facilitate mid-career hires and act as a retention tool during times of uncertainty. The Officer Severance Plan provides market-level pay and benefits to officers and NEOs in the event of an involuntary termination of employment without “Cause”, as defined in the Officer Severance Plan. The Officer Severance Plan provides, subject to the officer’s execution of a release of claims against us, for a lump sum payment that is generally equal to annual base salary plus target annual cash incentive award in effect at termination of employment, a pro-rated annual incentive payment based on actual plan performance, continuation of medical coverage for 12 months subsidized by Ameren, and outplacement career transition services. In addition, officers who are eligible for retirement under the terms of the LTIP awards are eligible to receive pro-rated payments of outstanding LTIP awards. Upon a change of control, officers who are eligible for severance pay and benefits under Ameren’s Second Amended and Restated Change of Control Severance Plan, as amended, would be entitled to the greater of the benefits available under that plan or the Officer Severance Plan, but would not receive benefits under both plans. Ameren’s Human Resources Committee may amend, suspend or terminate the Officer Severance Plan at any time, provided that twelve months’ notice is required if the amount of potential severance pay and benefits is to be reduced.
Change of Control
Ameren’s Second Amended and Restated Change of Control Severance Plan, as amended, is designed to reward NEOs for remaining employed with us when their prospects for continued employment following a transaction may be uncertain. The objectives of this plan are to maintain a stable executive team during the process and to assist us in attracting highly qualified executives into the Company.
Change of Control protections provide, subject to the officer’s execution of a release of claims against us, severance pay and, in some situations, vesting or payment of long-term incentive awards, upon a Change of Control of Ameren. The arrangements provide market-level payments in the event of an involuntary termination not for “Cause” or a voluntary termination for “Good Reason.” Definitions of “Change of Control,” “Cause” and “Good Reason,” as well as more complete descriptions of Change of Control protections, are found below under the caption “Compensation Tables and Narrative Disclosures — Potential Payments upon Termination or Change of Control.”
40	Union Electric Company

Executive Compensation Matters
The applicable triggers are structured so that payment and vesting occur only upon the occurrence of both a change of control and a qualifying termination of employment.
Ameren expects it would take more time for senior leaders to find new employment than for other employees. Therefore, upon termination due to change of control, senior management, including the NEOs, generally are paid severance for a longer period than other employees. The Committee considered this as well as the factors described in the preceding paragraphs in structuring the cash payments described under “Compensation Tables and Narrative Disclosures — Potential Payments upon Termination or Change of Control — Change of Control” below, which an NEO would receive if terminated within two years following a Change of Control.
Ameren Anti-Pledging and Anti-Hedging Policies
Ameren maintains policies that prohibit executive officers and directors from engaging in pledges of Ameren securities or short sales, margin accounts and hedging or derivative transactions with respect to Ameren securities. In addition, Ameren’s policies prohibit Company directors and employees, including executive officers, from entering into any transaction which hedges (or offsets) any decrease in the value of Ameren equity securities as discussed under “SECURITY OWNERSHIP — Securities of Ameren” below.
Clawback
Incentive compensation awarded to the NEOs is subject to a “clawback” in certain circumstances:
•
Pursuant to Ameren’s Financial Restatement Compensation Recoupment Policy, which was adopted by the Human Resources Committee in August 2023 in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and the NYSE listing rules, excess incentive-based compensation received by any current or former executive officer of Ameren after the adoption of the Policy is subject to recoupment in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws.

•
Pursuant to the 2022 Plan and the 2014 Plan, if Ameren is required to prepare an accounting restatement due to the material noncompliance of Ameren, as a result of misconduct, with any financial reporting requirement under the U.S. federal securities laws, and if an award holder knowingly or with gross negligence engaged in or failed to prevent the misconduct, or if the award holder is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the award holder will be required to reimburse Ameren the amount of any payment in settlement of an award under the applicable plan earned or accrued during the 12-month period following the first public issuance or filing of the financial document embodying the financial reporting requirement.

•
Pursuant to the STIP and LTIP awards, if the award holder engages in conduct or activity that is detrimental to Ameren or violates the confidentiality or customer or employee non-solicitation provisions included in the award, generally, the award holder will be required to repay the award to Ameren after receiving a demand from Ameren for the repayment.

2026 Information Statement	41

Executive Compensation Matters
Compensation Tables and Narrative Disclosures
The following table sets forth compensation information for our NEOs for services rendered in all capacities to the Company and its affiliates, including Ameren, in fiscal years 2025, 2024 and 2023. You should refer to the section entitled “COMPENSATION DISCUSSION AND ANALYSIS” above for an explanation of the elements used in setting the compensation for our NEOs.
2025 SUMMARY COMPENSATION TABLE
Name and Principal Position(1) (a)	Year (b)	Salary(2) ($) (c)	Bonus(2) ($) (d)	Stock Awards(3) ($) (e)	Non-Equity Incentive Plan Compensation(2)(4) ($) (f)	Change in Pension Value and Nonqualified Def. Comp. Earnings(5) ($) (g)	All Other Compensation(6) ($) (h)	Total ($) (i)
Michael L. Moehn Group President, Ameren Utilities, Ameren; Interim Chairman and President, Ameren Missouri	2025	895,000	—	3,491,892	1,492,400	248,193	255,709	6,383,194
	2024	860,000	—	2,330,333	1,106,300	447,911	115,437	4,859,981
	2023	825,000	—	7,788,803	887,900	508,537	114,614	10,124,854
Martin J. Lyons, Jr. Chairman, President and Chief Executive Officer, Ameren	2025	1,325,000	—	8,205,550	3,330,000	585,397	610,563	14,056,510
	2024	1,275,000	—	5,209,678	2,412,000	657,183	177,169	9,731,030
	2023	1,200,000	—	5,121,903	1,750,000	763,434	174,094	9,009,431
Mark C. Lindgren Executive Vice President, Communications and Chief Human Resources Officer, Ameren Services	2025	482,500	—	776,898	520,500	109,588	81,774	1,971,260

Theresa A. Shaw Senior Vice President, Chief Accounting and Transformation Officer, Ameren	2025	432,000	—	731,566	451,000	28,914	38,189	1,681,669

Mark C. Birk Former Chairman and President, Ameren Missouri	2025	634,646	—	1,883,848	—	263,679	78,045	2,860,218
	2024	650,000	—	1,174,177	787,000	290,634	72,006	2,973,817
	2023	610,000	—	1,225,254	617,900	369,238	70,235	2,892,627
Fadi M. Diya Former Senior Vice President and Chief Nuclear Officer, Ameren Missouri	2025	434,473	—	1,567,769	—	241,861	1,163,726	3,407,829
	2024	610,000	—	1,023,228	572,000	232,124	65,778	2,503,130
	2023	587,500	—	1,091,575	473,400	305,230	65,210	2,522,915

(1)
Includes compensation received as an officer of Ameren and/or its subsidiaries (including Ameren Missouri). Effective October 2, 2025, Mr. Birk retired from the Company and its affiliates and Mr. Moehn was elected to the position of Interim Chairman and President of the Company. Throughout 2025, Mr. Moehn also served as Senior Executive Vice President and Chief Financial Officer of Ameren and certain of its affiliates, including the Company. Effective January 1, 2026, Mr. Moehn relinquished his role as Senior Executive Vice President and Chief Financial Officer and was elected to the position of Group President, Ameren Utilities. Mr. Lindgren and Ms. Shaw were not NEOs at the Company in 2023 or 2024. Mr. Diya was terminated without “Cause”, as defined in the Officer Severance Plan, from the Company and its affiliates effective as of July 1, 2025.

(2)
Cash compensation received by each NEO for fiscal years 2025, 2024 and 2023 is found in the Salary or Non-Equity Incentive Plan Compensation column of this table.

(3)
The amounts in column (e) represent the aggregate grant date fair value, as computed in accordance with authoritative accounting guidance, of PSU and RSU awards under the 2022 Plan without regard to estimated forfeitures related to service-based vesting conditions. For the PSU grants based on TSR, the calculations reflect an accounting value of 127.5 percent of the target value for the 2025 grants, 82.6 percent of the target value for the 2024 grants, and 107.5 percent of the target value for the 2023 grants. For Mr. Moehn’s November 1, 2023 performance-based RSU special award, the calculations reflect an accounting value of 102.9 percent of the target value of the award. For the PSU grants based

42	Union Electric Company

Executive Compensation Matters
on the Energy Transition metric and the RSU grants (including the RSU retention award for Ms. Shaw in 2025), the calculations reflect an accounting value equal to the closing price of Ameren’s common stock as of the last trading day preceding the grant date. Assumptions used in the calculation of the amounts in column (e) with respect to the PSU and RSU awards are described in Note 11 to our audited financial statements for the fiscal year ended December 31, 2025, included in our 2025 Form 10-K. For Mr. Moehn’s November 1, 2023 performance-based RSU special award, assumptions used in the calculation of the amount included in column (e) include a fair value of units awarded of $76.84, five year risk-free rate of 4.67 percent, Ameren’s common stock volatility of 25.74 percent, and volatility range for the peer group of 24.16 percent to 32.18 percent. The aggregate value of the 2025 PSU and RSU awards, calculated assuming maximum performance and excluding dividends, is as follows: Mr. Moehn — $6,084,542; Mr. Lyons — $14,298,117; Mr. Lindgren — $1,353,696; Ms. Shaw — $1,089,148; Mr. Birk — $3,282,664 and Mr. Diya — $2,731,859.
The amounts reported in column (e) do not reflect actual compensation realized by the NEOs. The performance periods for the annual 2024 and 2025 grants and Mr. Moehn’s 2023 performance-based RSU grant will not end until December 31, 2026, December 31, 2027, and October 31, 2028, respectively; accordingly, the actual value, if any, of the awards will depend on Ameren’s achievement of certain performance measures during these periods, as well as the other terms and conditions of the awards. For more information, see “— COMPENSATION DISCUSSION AND ANALYSIS.”
(4)
Represents payouts under the applicable year’s short-term incentive award program. See “— COMPENSATION DISCUSSION AND ANALYSIS” for a discussion of how amounts were determined for 2025.

(5)
Amounts shown in column (g) are the sum of (1) the increase (if any) in the actuarial present value of each NEO’s accumulated benefit under all defined benefit pension plans (including the SRP) from December 31 of the prior fiscal year to December 31 of the applicable fiscal year and (2) the above-market portion of interest determined in accordance with SEC disclosure rules as the difference between the interest credited at the rate in the Company’s deferred compensation plan and interest that would be credited at 120 percent of the AFR published by the IRS and calculated as of December preceding the applicable year. The table below shows the allocation of these amounts for each NEO. For 2025, the applicable interest rate for the deferred compensation plan was 7.52 percent for amounts deferred prior to January 1, 2010 and 5.45 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 5.45 percent published by the IRS and calculated as of December 2024.

Name	Year	Pension Plan Increase ($)	Deferred Compensation Plan Above-Market Interest ($)
Moehn	2025	236,925	11,268
	2024	442,122	5,789
	2023	505,277	3,260
Lyons	2025	585,397	—
	2024	657,183	—
	2023	763,434	—
Lindgren	2025	109,358	230
Shaw	2025	28,914	—
Birk	2025	255,640	8,039
	2024	282,813	7,821
	2023	364,834	4,404
Diya	2025	240,692	1,169
	2024	229,810	2,314
	2023	303,927	1,303
For assumptions and methodology regarding the determination of pension values, please refer to the footnotes under the Pension Benefits Table.
(6)
The amounts in column (h) reflect, for each NEO, the sum of (i) the incremental cost to the Company of all perquisites and other personal benefits; (ii) the amount contributed by the Company to the Company’s 401(k) savings plan, which is available to all eligible employees; (iii) the amount contributed by the Company to the Ameren Deferred Compensation Plan; and (iv) the cost of insurance premiums paid by the Company with respect to term life insurance. In addition, for Mr. Diya, the amount in column (h) includes a cash payment in the amount of $1,107,575 that was paid in connection with his termination without “Cause”, effective July 1, 2025, pursuant to the terms of the Officer Severance Plan.

2026 Information Statement	43

Executive Compensation Matters
	Perquisites and Other Personal Benefits(a)			Additional All Other Compensation
Name	Personal Aircraft Usage(b) ($)	Security Services/Systems(c) ($)	Other(d) ($)	Company Contributions to 401(k) and Deferred Compensation Plans(e) ($)	Insurance Premiums ($)
Moehn	—	131,864	21,923	90,059	11,863
Lyons	184,185	231,294	10,876	168,165	16,043
Lindgren	—	20,919	11,372	41,405	8,078
Shaw	—	—	*	33,633	4,556
Birk	—	—	—	63,974	14,071
Diya	—	—	—	45,291	10,860

(a)
An asterisk indicates that the NEO received a benefit, but the amount was not required to be disclosed under SEC rules.

(b)
For security and business reasons, the Ameren Board of Directors has adopted a policy under which Mr. Lyons is required to use third-party charter aircraft for business and personal travel. Mr. Lyons is required to reimburse Ameren for the portion of the costs incurred for personal travel that would otherwise be considered imputed income, at rates established pursuant to the IRC; accordingly, Mr. Lyons is not provided a tax reimbursement for any personal use. The aggregate incremental cost to Ameren for personal travel on aircraft provided by a third-party charter aircraft company includes the amount invoiced to Ameren for the hourly rate and operating costs of a particular flight, after deducting applicable reimbursement amounts.

(c)
Includes costs for personal security-related services, including cybersecurity protection services.

(d)
Includes costs for tax and financial planning services for Messrs. Moehn, Lyons, and Lindgren; ticket and related event expenses for Messrs. Moehn, Lyons, and Lindgren; and a portion of the dues for a club membership used primarily for business purposes by Mr. Moehn.

(e)
Includes the Company’s 401(k) employer contributions and the employer contributions related to the Excess Compensation benefit as described in “— NONQUALIFIED DEFERRED COMPENSATION — Executive Deferred Compensation Plan Participation” below.

The following table provides additional information with respect to stock-based awards granted in 2025, the value of which was provided in the Stock Awards column of the Summary Compensation Table with respect to 2025 grants, and with respect to the potential range of payouts associated with the 2025 STIP.
GRANTS OF PLAN-BASED AWARDS TABLE
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#) (i)	Grant Date Fair Value of Stock and Option Awards(5) ($) (j)
Name (a)	Grant Date(1) (b)	Committee Approval Date(1)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Moehn	—	—	402,750	805,500	1,611,000	—	—	—	—	—
	2/6/25	2/6/25	—	—	—	10,858	21,715	43,430	9,307	3,491,892
Lyons	—	—	861,250	1,722,500	3,445,000	—	—	—	—	—
	2/6/25	2/6/25	—	—	—	25,515	51,029	102,058	21,869	8,205,550
Lindgren			156,813	313,625	627,250
	2/6/25	2/6/25	—	—	—	2,416	4,831	9,662	2,071	776,898
Shaw	—	—	129,600	259,200	518,400	—	—	—	—	—
	2/6/25	2/6/25	—	—	—	1,498	2,995	5,990	1,283	481,545
	10/9/25	10/9/25	—	—	—	—	—	—	2,411	250,021
Birk(6)	—	—	287,300	574,600	1,149,200	—	—	—	—	—
	2/6/25	2/6/25	—	—	—	5,858	11,716	23,432	5,020	1,883,848
Diya(6)	—	—	237,338	474,675	949,350	—	—	—	—	—
	2/6/25	2/6/25	—	—	—	4,875	9,750	19,500	4,178	1,567,769
44	Union Electric Company

Executive Compensation Matters
(1)
See “— COMPENSATION DISCUSSION AND ANALYSIS” for a discussion of the timing of various pay decisions.

(2)
The amounts shown in column (c) reflect the threshold payment level under the 2025 STIP, which is 50 percent of the target amount shown in column (d). The amount shown in column (e) is 200 percent of such target amount. See “— COMPENSATION DISCUSSION AND ANALYSIS” for information regarding the performance-based conditions.

(3)
For each NEO, the amounts shown (denominated in shares of Ameren common stock) in column (f) reflect the threshold 2025 PSU award grant, which is 50 percent of the target amount shown in column (g), and the amount shown in column (h) is 200 percent of such target amount. See “— COMPENSATION DISCUSSION AND ANALYSIS” for information regarding the terms of the awards, the description of performance-based vesting conditions and the criteria for determining the amounts payable. 2025 PSU awards were granted under the 2022 Plan.

(4)
For each NEO, the amounts shown in column (i) reflect the February 6, 2025 RSU awards and, for Ms. Shaw, her special RSU award granted as of October 9, 2025.

(5)
For each NEO, the amount represents the grant date fair value of the 2025 awards determined in accordance with authoritative accounting guidance (including FASB ASC Topic 718), excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are referenced in footnote 3 to the Summary Compensation Table. There is no guarantee that, if and when the 2025 awards vest, they will have this value.

(6)
As a result of their departures during 2025, Mr. Birk and Mr. Diya will receive pro-rated payments in accordance with the terms of their awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
See “— COMPENSATION DISCUSSION AND ANALYSIS” for further information relating to each NEO regarding the terms of awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table and for discussions regarding officer stock ownership requirements, dividends paid on equity awards and allocations between short-term and long-term compensation.
The following table provides information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2025.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested(1) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(4) ($) (j)
Moehn	54,251	5,417,504	171,519	17,127,887
Lyons	113,480	11,332,112	231,344	23,102,011
Lindgren	10,926	1,091,070	22,067	2,203,612
Shaw	9,873	985,917	13,954	1,393,446
Birk(5)	18,896	1,886,956	22,698	2,266,622
Diya(5)	14,719	1,469,840	15,734	1,571,197

(1)
For each NEO, the amount shown represents the 2023 PSU award grant at the 94.0 percent performance level based on TSR and 141.3 percent performance level based on the Energy Transition metric, and the 2023, 2024, and 2025 RSU award grants (including the October 9, 2025 RSU retention award for Ms. Shaw). The 2023 PSU and RSU awards vested upon the payment date of March 2, 2026. The February 2024 and 2025 RSU awards will vest as of their payment dates in 2027 and 2028, which shall be no later than March 15, 2027 and March 15, 2028 respectively; the October 9, 2025 RSU retention award will vest as of October 8, 2028, subject to the continued employment of the NEO and the other terms of the 2022 Plan and the award agreements issued thereunder. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Compensation” for a discussion of the LTIP program.

(2)
Valuations are based on $99.86 per share, the closing price of Ameren common stock on the NYSE as of December 31, 2025. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Compensation — 2023 PSU Awards Vesting” for a discussion of the amounts actually earned with respect to the 2023 PSU awards.

(3)
For each NEO, the amount shown represents the 2024 and 2025 PSU award grants assuming achievement of the maximum performance goals for the PSU awards based on the TSR and Energy Transition metrics. The 2024 and 2025 PSU awards will vest as of their payment dates in 2027 and

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Executive Compensation Matters
2028, which shall be no later than March 15, 2027, and March 15, 2028, respectively, subject to Ameren achieving the required performance threshold, continued employment of the applicable NEO, and the other terms of the 2022 Plan and the award agreements issued thereunder. In addition, for Mr. Moehn, the amount shown includes the 2023 performance-based RSU award, assuming achievement of the target performance goal. The performance-based RSU award will vest, subject to Mr. Moehn’s continued employment through the payment date and, in the case of vesting above threshold performance, Ameren achieving the applicable performance goal, as of October 31, 2028. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Compensation.” There is no guarantee that such amounts will ultimately be earned by participants.
(4)
Valuations are based on $99.86 per share, the closing price of Ameren common stock on the NYSE as of December 31, 2025. There is no guarantee that such amounts will ultimately be earned by participants.

(5)
As a result of their departures during 2025, all amounts presented in the table for Messrs. Birk and Diya represent a pro-rata portion of their PSUs and RSUs, which are eligible to vest on a pro-rata basis in accordance with their original schedule.

The following table provides the amounts received upon the vesting of stock or similar instruments during the most recent fiscal year.
STOCK VESTED TABLE
	Stock Awards
Name (a)	Number of Shares Acquired on Vesting(1) (#) (d)	Value Realized on Vesting(2) ($) (e)
Moehn	30,273	3,074,526
Lyons	53,021	5,384,813
Lindgren	5,272	535,424
Shaw	4,224	428,989
Birk	13,304	1,351,154
Diya	12,833	1,303,319

(1)
For each NEO, the amount shown represents 2022 PSU and RSU award grants, which vested as of March 3, 2025. Prior to vesting, the NEOs were credited with dividend equivalents on these award grants, which represented the right to receive shares of Ameren common stock measured by the dividend payable with respect to the shares underlying the awards. Dividend equivalents on these awards accrued at target levels and were reinvested into additional PSUs and RSUs, as applicable. Dividend equivalents are only earned to the extent that the underlying PSU and RSU award is earned. The number of PSUs and RSUs ultimately earned by each NEO through dividend reinvestment (PSU awards based on the TSR metric were earned at 88.0 percent of the target level and PSU awards based on the Energy Transition metric were earned at 200.0 percent of the target level) was as follows: Mr. Moehn — 2,645 units; Mr. Lyons — 4,629 units; Mr. Lindgren — 462 units; Ms. Shaw — 370 units; Mr. Birk — 1,162 units; and Mr. Diya — 1,121 units.

(2)
The value of the vested 2022 PSUs and RSUs is based on the closing price of 101.56 per share of Ameren common stock on the NYSE as of February 28, 2025.

46	Union Electric Company

Executive Compensation Matters
Pension Benefits
The table below provides the actuarial present value of the NEO’s accumulated benefits under Ameren’s retirement plans and the number of years of service credited to each NEO under these plans.
PENSION BENEFITS TABLE
Name (a)	Plan Name (b)	Number of Years Credited Service(1) (#) (c)	Present Value of Accumulated Benefit(2)(3) ($) (d)	Payments During Last Fiscal Year(4) ($) (e)
Moehn	1) Retirement Plan	25	932,188	—
	2) SRP	25	2,159,738	—
Lyons	1) Retirement Plan	24	999,866	—
	2) SRP	24	3,715,381	—
Lindgren	1) Retirement Plan	27	672,033	—
	2) SRP	27	793,549	—
Shaw	1) Retirement Plan	23	640,669	—
	2) SRP	23	338,576	—
Birk	1) Retirement Plan	40	1,263,875	—
	2) SRP	40	1,347,572	—
Diya	1) Retirement Plan	20	884,802	—
	2) SRP	20	1,441,583	—

(1)
Years of credited service are not used for purposes of calculating the NEOs’ balances under these plans.

(2)
Represents the actuarial present value of the accumulated benefits relating to the NEOs under the Retirement Plan (defined below) and the SRP as of December 31, 2025. See Note 10 to our audited consolidated financial statements for the year ended December 31, 2025 included in Ameren’s 2025 Form 10-K for an explanation of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefit. The calculations assumed that each officer will remain an active employee until, and will retire at, the plan normal retirement age of 65. The calculations included no pre-retirement decrements in determining the present value, used a 25 percent lump sum / 75 percent annuity payment form assumption, and used the plan valuation mortality assumptions after age 65 (PRI-2012 mortality projected generationally by Scale MP-2020). Cash balance accounts were projected to age 65 using the 2025 plan interest crediting rate of 5.20 percent.

(3)
The following table provides the Cash Balance Account Lump Sum Value for accumulated benefits relating to the NEOs under the cash balance account under the Retirement Plan and the SRP as of December 31, 2025 as an alternative to the presentation of the actuarial present value of the accumulated benefits relating to the NEOs under the Retirement Plan and the SRP as of December 31, 2025.

Name	Plan Name	Cash Balance Account Lump Sum Value ($)
Moehn	1) Retirement Plan	825,059
	2) SRP	1,804,087
Lyons	1) Retirement Plan	864,512
	2) SRP	3,066,047
Lindgren	1) Retirement Plan	604,310
	2) SRP	676,453
Shaw	1) Retirement Plan	557,201
	2) SRP	273,239
Birk	1) Retirement Plan	1,092,306
	2) SRP	1,120,393
Diya	1) Retirement Plan	752,066
	2) SRP	1,187,582
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Executive Compensation Matters
(4)
All NEOs, other than Mr. Birk and Mr. Diya, were active and were not eligible for payments as of December 31, 2025. Mr. Birk retired effective October 2, 2025, and became eligible to receive payments under Ameren’s Retirement Plan immediately and will become eligible to receive payments under the SRP as of May 1, 2026. Mr. Diya separated from the Company and its affiliates effective as of July 1, 2025, and became eligible to receive payments under Ameren’s Retirement Plan immediately and under the SRP as of February 1, 2026.

Ameren Retirement Plan
Retirement benefits for the NEOs fall under the Benefits for Salaried Employees (the “Cash Balance Account”). Most salaried employees of Ameren and its subsidiaries, including the NEOs, earn benefits in the Cash Balance Account under the Ameren Retirement Plan (the “Retirement Plan”) immediately upon employment. Benefits become vested after three years of service.
On an annual basis, a bookkeeping account in a participant’s name is credited with an amount equal to a percentage of the participant’s pensionable earnings for the year. Pensionable earnings include base salary and annual STIP compensation, which are equivalent to amounts shown in columns (c) and (f) in the Summary Compensation Table. The applicable percentage is based on the participant’s age as of December 31 of that year.
Participant’s Age on December 31	Regular Credit for Pensionable Earnings*
Less than 30	3%
30 to 39	4%
40 to 44	5%
45 to 49	6%
50 to 54	7%
55 and over	8%

*
An additional regular credit of three percent is received for pensionable earnings above the Social Security wage base.

These accounts also receive interest credits based on the average yield for one-year U.S. Treasury constant maturity for the previous October, plus one percent. The minimum interest credit is five percent.
Effective January 1, 2001, an enhancement account was added that provides a $500 additional credit at the end of each year.
The normal retirement age under the Cash Balance Account structure and the SRP is 65. Neither the Cash Balance Account structure nor the SRP contains provisions for crediting extra years of service or for early retirement. When a participant terminates employment (including as a result of retirement), the amount credited to the participant’s account is converted to an annuity or paid to the participant in a lump sum. The participant can also choose to defer distribution, in which case the account balance is credited with interest at the applicable rate until the future date of distribution.
Ameren Supplemental Retirement Plan
In certain cases, pension benefits under the Retirement Plan are reduced to comply with maximum limitations imposed by the IRC. The SRP is maintained by Ameren to provide for a supplemental benefit equal to the difference between the benefit that would have been paid if such IRC limitations were not in effect and the reduced benefit payable as a result of such IRC limitations. Any NEO whose pension benefits under the Retirement Plan would exceed IRC limitations is eligible to participate in the SRP. The SRP is unfunded and is not a qualified plan under the IRC.
There is no offset under either the Retirement Plan or the SRP for Social Security benefits or other offset amounts.
48	Union Electric Company

Executive Compensation Matters
Nonqualified Deferred Compensation
The following table discloses contributions, earnings and balances under the nonqualified deferred compensation plan for each NEO.
NONQUALIFIED DEFERRED COMPENSATION TABLE
Name (a)	Executive Contributions in 2025(1) ($) (b)	Company Contributions in 2025(2) ($) (c)	Aggregate Earnings in 2025(3) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at 12/31/25(4) ($) (f)
Moehn	166,375	74,309	486,368	—	4,244,419
Lyons	203,220	152,415	484,710	—	3,591,963
Lindgren	34,206	25,655	113,906	—	910,534
Shaw	58,972	17,883	31,544	—	482,021
Birk	432,420	48,224	247,513	—	4,095,744
Diya	383,161	29,541	400,804	—	6,535,536

(1)
A portion of these amounts is also included in amounts reported for 2025 as “Salary” in column (c) of the Summary Compensation Table. These amounts also include a portion of amounts reported as “Non-Equity Incentive Plan Compensation” in our 2025 information statement representing compensation paid in 2025 for performance during 2024.

(2)
All of the Company matching contributions reported for each NEO are included in the amounts reported in column (h) of the Summary Compensation Table.

(3)
The dollar amount of aggregate interest earnings accrued during 2025. The above-market interest component of these amounts earned on deferrals made prior to January 1, 2010 with respect to plan years beginning on or prior to January 1, 2010 and for deferrals made prior to January 1, 2010 with respect to plan years beginning on or after January 1, 2011 is included in amounts reported in column (g) of the Summary Compensation Table. See footnote (5) to the Summary Compensation Table for the amounts of above-market interest. There are no above-market or preferential earnings on compensation deferred with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010.

(4)
The dollar amount of the total balance of each NEO’s account as of December 31, 2025, consists of the following elements:

Name	Executive Contributions ($)	Company Matching Contributions ($)	Interest Earnings ($)	Total ($)	Amount Previously Reported as Compensation in Prior Years(a) ($)
Moehn	1,576,491	585,819	2,082,109	4,244,419	1,690,995
Lyons	1,270,079	952,560	1,369,324	3,591,963	1,867,004
Lindgren	334,235	215,438	362,183	910,534	—
Shaw	302,887	104,706	74,428	482,021	—
Birk	2,583,006	323,835	1,188,903	4,095,744	1,221,814
Diya	4,516,836	364,018	1,654,682	6,535,536	3,647,249

(a)
Represents amounts previously reported as compensation to the NEO in the Summary Compensation Table of Ameren or its subsidiaries, including the Company, in previous years.

Executive Deferred Compensation Plan Participation
Pursuant to an optional deferred compensation plan available to members of Ameren’s management (the “Ameren Deferred Compensation Plan”), NEOs may annually choose to defer up to 50 percent (in one percent increments) of their salary and up to 85 percent (in one percent increments or amounts in excess of a threshold) of cash incentive awards. There are no minimum dollar thresholds for deferrals. At the request of a participant, Ameren may, in its discretion, waive the 50 percent salary limitation.
Effective January 1, 2010, the Ameren Deferred Compensation Plan was amended to change the interest crediting rates for deferrals made with respect to plan years commencing on and after January 1, 2010 and to add a 401(k) excess compensation benefit (formerly known as the “401(k) Restoration Benefit”) for eligible officers of Ameren and its subsidiaries, including the NEOs, whose total salary and
2026 Information Statement	49

Executive Compensation Matters
STIP award exceeds the limit on compensation in effect under the IRC. In October 2010, the Ameren Deferred Compensation Plan was amended for plan years beginning on and after January 1, 2011 to, among other things, change the measurement period for the applicable interest rates to amounts deferred under such plan prior to January 1, 2010 and clarify that matching contributions made under the plan are based upon all of a participant’s deferrals under the plan during a plan year. Amounts deferred (and interest attributable thereto), other than the Excess Compensation benefit (as defined below), accrue interest at the rate to be applied to the participant’s account balance depending on (1) the plan year for which the rate is being calculated and (2) the year in which the deferral was made, as follows:
Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning on or prior to January 1, 2010	Deferrals prior to January 1, 2010	150 percent of the average of the monthly Moody’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Index Rate”) for the calendar year immediately preceding such plan year — for 2025 such interest crediting rate was 7.52 percent
Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	120 percent of the AFR for the December immediately preceding such plan year (the “Officers Deferred Plan Interest Rate”) — for 2025 such interest crediting rate was 5.45 percent
Upon a participant’s termination of employment with Ameren and/or its subsidiaries, including the Company, prior to age 55 and after the occurrence of a “Change of Control” (as defined under “— Potential Payments upon Termination or Change of Control — Change of Control” below) the balance in such participant’s deferral account, with interest as described in the table above, shall be distributed in a lump sum as soon as administratively practicable after the date the participant terminates employment.
The Excess Compensation benefit allows eligible employees of Ameren and its subsidiaries, including the NEOs, to also defer a percentage of salary and/or STIP awards in excess of the limit on compensation then in effect under the IRC ($350,000 in 2025), in one percent increments, up to a maximum of six percent of total salary and STIP awards (an “Excess Compensation Deferral,” together with Ameren’s 401(k) matching credit described below, the “Excess Compensation benefit”). Under the Ameren Deferred Compensation Plan, for amounts deferred by the participant under the Plan up to the IRC compensation limit, as well as amounts deferred as an Excess Compensation Deferral, Ameren credits each participant’s deferral account with a matching credit equal to 100 percent of the first three percent of deferred salary and STIP awards and 50 percent of the next three percent of the deferred remaining salary and STIP awards. In general, eligible participants, including the NEOs, may direct the deemed investment of the Excess Compensation benefit in accordance with the investment options that are generally available under Ameren’s 401(k) savings investment plan, except for the Ameren stock fund.
As a result of the changes described in this section, no preferential or above-market earnings are paid pursuant to the Ameren Deferred Compensation Plan with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010. The investment returns for the funds available to NEOs under the Ameren Deferred Compensation Plan in 2025 ranged from 2.77 percent to 32.55 percent.
After the participant retires, the deferred amounts (and interest attributable thereto), other than the Excess Compensation benefit, accrue interest as follows:
Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning on or prior to January 1, 2010	Deferrals prior to January 1, 2010	Average monthly Moody’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Base Index Rate”) for the calendar year immediately preceding such plan year — for 2025 such interest crediting rate was 5.01 percent
Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	Officers Deferred Plan Interest Rate — for 2025 such interest crediting rate was 5.45 percent
The plan compounds interest annually and the rate is calculated as of the first day of the plan year.
Distributions from the Ameren Deferred Compensation Plan will be paid in cash. A participant may choose to receive the deferred amounts at retirement in a single lump sum payment or in substantially equal installments over a period of 5, 10 or 15 years. In the event
50	Union Electric Company

Executive Compensation Matters
a participant terminates employment with Ameren and its subsidiaries, including the Company, prior to age 55, the balance in such participant’s deferral account is distributable in a lump sum to the participant as soon as administratively practicable following the date the participant terminates employment.
Participants are 100 percent vested at all times in the value of their contributions, investment earnings and any Ameren 401(k) matching credits. A participant’s benefit will be comprised of separate bookkeeping accounts evidencing his or her interest in each of the investment funds in which contributions and applicable matching contributions have been deemed invested. While no actual contributions are made to the funds, earnings or losses are calculated using the valuation methodology employed by the record keeper for each of the corresponding funds. Participants may generally transfer investments among various investment alternatives on a daily basis, subject to the provisions of the Ameren Deferred Compensation Plan.
Potential Payments upon Termination or Change of Control
This section describes and estimates payments that could be made to the NEOs serving as of December 31, 2025, under different termination and change-in-control events. The estimated payments would be made under the terms of Ameren’s compensation and benefits plans, as well as the Severance Plan for Ameren Officers (“Officer Severance Plan”) or the Second Amended and Restated Change of Control Severance Plan (“Change of Control Plan”).
The tables below reflect the payments and benefits payable to each of the NEOs, other than Mr. Birk and Mr. Diya, in the event of a termination of the NEO’s employment under several different circumstances. The amounts shown assume that termination was effective as of December 31, 2025, at the NEO’s compensation and service levels as of that date, and are estimates of the amounts that would be payable to the NEO in each scenario. In addition, the amounts shown do not include benefits paid by insurance providers under life and disability policies or payments and benefits provided on a non-discriminatory basis to employees upon a termination of employment. The actual amounts to be paid can only be determined at the time of the NEO’s actual separation from the Company. Factors that could affect the nature and amount of the payments on termination of employment include, among others, the timing of the event, compensation level, the market price of common stock and the NEO’s age.
Mr. Birk retired from the Company effective October 2, 2025, after which date he ceased to be eligible for payments and benefits in the event of a termination under the scenarios described in the tables below. As of the date of his retirement, Mr. Birk was retirement eligible and accordingly was eligible to receive pro-rated payments upon vesting in connection with outstanding PSUs and RSUs, as described under “— Termination Other Than for Change of Control” below. As of December 31, 2025, the estimated value of Mr. Birk’s pro-rated PSU awards was $2,775,609, and the estimated value of the pro-rated RSU awards was $903,734. Where performance was estimated for PSUs, it was estimated at 172.5 percent payout for the 2024 PSU awards based on TSR, 120.0 percent payout for the 2025 PSU awards based on TSR, 174.4 percent payout for the 2024 PSU awards based on the Energy Transition metric and 105.7 percent payout for the 2025 PSU awards based on the Energy Transition metric. Amounts reflected for PSU vesting and RSU vesting are estimated using a stock price of $99.86 per share, the closing price of Ameren common stock on the NYSE as of December 31, 2025.
Mr. Diya was terminated without “Cause”, as defined in the Officer Severance Plan, from the Company and its affiliates effective as of July 1, 2025, after which date he ceased to be eligible for payments and benefits in the event of a termination under the scenarios described in the tables below. In connection with his termination, Mr. Diya received a cash payment of $1,107,575 in accordance with the terms of the Officer Severance Plan. As of the date of his termination, Mr. Diya was retirement eligible and accordingly was eligible to receive pro-rated payments upon vesting in connection with outstanding PSUs and RSUs, as described under “— Termination Other Than for Change of Control” below. As of December 31, 2025, the estimated value of Mr. Diya’s pro-rated PSU awards was $2,061,011 and the estimated value of the pro-rated RSU awards was $674,854. The same assumptions described in the preceding paragraph were used to estimate the value of Mr. Diya’s PSU and RSU awards.
2026 Information Statement	51

Executive Compensation Matters
MOEHN
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/25(1) ($)	Involuntary Termination not for Cause(2) ($)	Change of Control(3) ($)
Cash Severance	N/A	N/A	N/A	3,192,900	5,907,000
PSU Vesting(4)	7,933,078	16,599,328	6,407,816	6,407,816	14,339,698
RSU Vesting(4)	2,095,162	3,135,903	2,095,162	2,095,162	3,135,903
Pension Credit	N/A	N/A	N/A	N/A	1,007,588
Health and Welfare Benefits(5)	N/A	N/A	N/A	26,830	127,302
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(4)	N/A	N/A	N/A	N/A	8,233,404
Total	10,028,240	19,735,231	8,502,978	11,747,708	32,780,895
LYONS
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/25(1) ($)	Involuntary Termination not for Cause(2) ($)	Change of Control(3) ($)
Cash Severance	N/A	N/A	N/A	6,377,500	10,865,000
PSU Vesting(4)	10,395,926	21,558,676	13,802,550	13,802,550	15,994,776
RSU Vesting(4)	4,455,253	6,854,589	4,455,253	4,455,253	6,854,589
Pension Credit	N/A	N/A	N/A	N/A	1,689,373
Health and Welfare Benefits(5)	N/A	N/A	N/A	26,830	133,409
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(4)	N/A	N/A	N/A	N/A	13,666,544
Total	14,851,179	28,413,265	18,257,803	24,687,133	49,233,691
LINDGREN
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/25(1) ($)	Involuntary Termination not for Cause(2) ($)	Change of Control(3) ($)
Cash Severance	N/A	N/A	N/A	1,316,625	2,702,000
PSU Vesting(4)	999,798	2,065,604	1,326,540	1,326,540	1,532,652
RSU Vesting(4)	428,499	656,879	428,499	428,499	656,879
Pension Credit	N/A	N/A	N/A	N/A	471,880
Health and Welfare Benefits(5)	N/A	N/A	N/A	9,413	82,717
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(4)	N/A	N/A	N/A	N/A	2,014,525
Total	1,428,297	2,722,483	1,755,039	3,106,077	7,490,653
52	Union Electric Company

Executive Compensation Matters
SHAW
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/25(1) ($)	Involuntary Termination not for Cause(2) ($)	Change of Control(3) ($)
Cash Severance	N/A	N/A	N/A	1,142,200	1,641,600
PSU Vesting(4)	671,659	1,347,011	N/A	N/A	1,006,489
RSU Vesting(4)	306,470	673,855	N/A	N/A	673,855
Pension Credit	N/A	N/A	N/A	N/A	227,543
Health and Welfare Benefits(5)	N/A	N/A	N/A	9,413	41,006
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(4)	N/A	N/A	N/A	N/A	N/A
Total	978,129	2,020,866	—	1,176,613	3,620,493

(1)
The estimated number of PSUs and RSUs that would be payable upon retirement at December 31, 2025, for Messrs. Moehn, Lyons, and Lindgren is calculated according to the schedule following “— Termination Other Than for Change of Control” below. Where performance was estimated for PSUs, it was estimated at 172.5 percent payout for the 2024 PSU awards based on TSR, 120.0 percent payout for the 2025 PSU awards based on TSR, 174.4 percent payout for the 2024 PSU awards based on the Energy Transition metric and 105.7 percent payout for the 2025 PSU awards based on the Energy Transition metric. As of December 31, 2025, Ms. Shaw was not retirement-eligible.

(2)
Indicates amounts payable to NEOs pursuant to the Officer Severance Plan.

(3)
Indicates Change of Control amounts payable to NEOs pursuant to the Change of Control Plan, assuming that Ameren ceases to exist or is no longer publicly traded on the NYSE or NASDAQ after the Change of Control. The Pension Credit payable in connection with a Change of Control is based on the NEO’s base salary and target bonus level as in effect immediately prior to the termination date.

(4)
Amounts reflected for PSU vesting, RSU vesting and excise tax gross-up payments are estimated using a stock price of $99.86 per share, the closing price of Ameren common stock on the NYSE as of December 31, 2025.

(5)
Health and welfare benefits figures reflect the estimated lump-sum value of all future amounts which will be paid on behalf of or attributed to the NEOs under our welfare benefit plans (these amounts, however, would not actually be paid as a cash lump sum). For amounts payable in connection with a Change of Control, the amounts reflected above represent the employer portion of premiums and an amount representing the actuarial present value of additional benefits under our retiree medical program (see “Change of Control — Health and Welfare Benefit Payment Assumptions” below). For amounts payable in connection with an Involuntary Termination Not for Cause, the amounts reflected above represent 12 months of COBRA premiums.

Severance
The NEOs are covered under the Ameren Corporation Severance Plan for Ameren Officers, as described above under “— EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Severance.”
Change of Control
Change of Control Severance Plan. Under Ameren’s Second Amended and Restated Change of Control Severance Plan, as amended (the “Change of Control Plan”), designated officers of Ameren and its subsidiaries, including the NEOs, are entitled to receive severance benefits if their employment is terminated without “Cause” (as defined below) or by the NEO for “Good Reason” (as defined below) within two years after a Change of Control. The Change of Control Plan was amended in 2009 to eliminate reimbursement and gross-up payments in connection with any excise taxes that may be imposed on benefits received by any officers who first become designated as entitled to receive benefits under the Change of Control Plan on or after October 1, 2009. Other Ameren plans also carry change of control provisions.
Definitions of Change of Control, Cause and Good Reason
A change of control (“Change of Control”) occurs under the Change of Control Plan, in general, upon:
(i)
the acquisition of 20 percent or more of the outstanding common stock of Ameren or of the combined voting power of the outstanding voting securities of Ameren;

(ii)
a majority change in composition of the board of directors;

2026 Information Statement	53

Executive Compensation Matters
(iii)
a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of Ameren, unless current shareholders continue to own 60 percent or more of the surviving entity immediately following the transaction; or

(iv)
approval by Ameren shareholders of a complete liquidation or dissolution of Ameren.

“Cause” is defined as follows:
(i)
the participant’s willful failure to substantially perform his or her duties with Ameren (other than any such failure resulting from the participant’s disability), after notice and opportunity to remedy;

(ii)
gross negligence in the performance of the participant’s duties which results in material financial harm to Ameren;

(iii)
the participant’s conviction of, or plea of guilty or nolo contendere to, any felony or any other crime involving the personal enrichment of the participant at the expense of Ameren or shareholders of Ameren; or

(iv)
the participant’s willful engagement in conduct that is demonstrably and materially injurious to Ameren, monetarily or otherwise.

“Good Reason” is defined as follows:
(i)
a net reduction of the participant’s authorities, duties or responsibilities as an executive and/or officer of Ameren;

(ii)
required relocation of more than 50 miles;

(iii)
any material reduction of the participant’s base salary or target bonus opportunity;

(iv)
reduction in grant-date value of long-term incentive opportunity;

(v)
failure to provide the same aggregate value of employee benefit or retirement plans in effect prior to a Change of Control;

(vi)
failure of a successor to assume the Change of Control Plan agreements; or

(vii)
a material breach of the Change of Control Plan which is not remedied by the Company within ten business days of receipt of written notice of such breach.

If an NEO’s employment is terminated without Cause or by the NEO for Good Reason within two years after a Change of Control, the NEO will receive a cash lump sum equal to the following:
(i)
unpaid salary and vacation pay through the date of termination;

(ii)
pro rata STIP compensation for the year of termination;

(iii)
three years’ worth of each of base salary and target STIP compensation (two years’ worth for Ms. Shaw);

(iv)
three years’ worth of additional pension credit (two years’ worth for Ms. Shaw); and

(v)
solely with respect to officers who first became designated as entitled to receive benefits under the Change of Control Plan before October 1, 2009, reimbursement and gross-up for any excise tax imposed on benefits received by the NEO from Ameren, assuming such payments (as defined by the IRS) are at least 110 percent of the imposed cap under the IRC.

In addition to the cash lump sum payment, any such NEO shall (i) continue to be eligible for health and welfare benefits during the three-year severance period,(1) provided that if the NEO becomes reemployed with another employer and is eligible to receive such health and welfare benefits under such other employer’s plan, the Company’s health and welfare benefits will be secondary to those provided under such other plan during the severance period and (ii) receive, as incurred, up to $30,000 for the cost of outplacement services (not available for a Good Reason termination).
Following are details of how the above items are calculated.
•
Retirement Plan Benefit Assumptions. Amount equal to the difference between (a) the account balance under the Retirement Plan and SRP which the participant would receive if his or her employment continued during the three-year period(1) upon which severance is received (assuming the participant’s compensation during such period would have been equal to his or her compensation as in effect immediately prior to termination) and (b) the actual account balance (paid or payable) under such plans as of the date of termination.

54	Union Electric Company

Executive Compensation Matters
•
Health and Welfare Benefit Payment Assumptions. Continued coverage for the NEO’s family with medical, dental, life insurance and executive life insurance benefits as if employment had not been terminated during the three-year period(1) upon which severance is received. The calculation and the corresponding amounts set forth in the Potential Payments on Termination or a Change of Control tables, above, assume full cost of benefits over the three-year period.(1) In addition, the NEO’s family receives additional retiree medical benefits (if applicable) as if employment had not been terminated during the three-year period(1) upon which severance is received. Retiree medical benefits are payable only in their normal form as monthly premium payments until the NEO reaches the age of 65, at which time the NEO, or applicable beneficiary, receives an annual stipend to apply towards eligible healthcare premiums and costs. The actuarial present value of the additional retiree medical benefits is included, calculated based on retirement at the end of the three-year severance period,(1) a graded discount rate assumption of 4.41 percent for payment duration of three years or less, 4.55 percent for payment duration of over three but not more than nine years and 5.47 percent for payment duration over nine years, and post-retirement mortality (but not pre-retirement mortality) according to the PRI-2012 Non Disabled Annuitant (generational) table.

Ability to Amend or Terminate Change of Control Plan
Ameren’s Board may amend or terminate the Change of Control Plan at any time, including designating any other event as a Change of Control, provided that the Change of Control Plan may not be amended or terminated (i) following a Change of Control, (ii) at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (iii) otherwise in connection with or in anticipation of a Change of Control in any manner that could adversely affect the rights of any officer covered by the Change of Control Plan.
Change of Control Provisions Relating to LTIP Awards
Below is a summary of protections provided upon a Change of Control with respect to the LTIP awards issued under the 2022 Plan. In brief, the goal of these protections is to avoid acceleration of LTIP vesting and payment in situations where a Change of Control occurs but Ameren continues to exist and the NEO retains his or her position. In the table below, the term “qualifying termination” means the participant (i) has an involuntary termination without Cause, (ii) for Change of Control Severance Plan participants, has a voluntary termination of employment for Good Reason (as defined in the Change of Control Severance Plan) or (iii) has an involuntary termination that qualifies for severance under the Ameren Corporation Severance Plan for Ameren Employees (as in effect immediately prior to the Change of Control). Other definitions of capitalized terms may be found in the 2022 Plan or the applicable award agreement.

(1)
Ms. Shaw’s severance period is two years.

2026 Information Statement	55

Executive Compensation Matters
Change of Control Event	Termination Event	Unvested LTIP Awards
Change of Control which occurs on or before the end of the applicable vesting period after which the Company continues in existence and remains a publicly traded company on the NYSE or NASDAQ	No qualifying termination	Payable upon the earliest to occur of the following: • after the applicable vesting period has ended; or • the participant’s death.
Qualifying termination within two years after the Change of Control and during the applicable vesting period
The PSUs or RSUs the participant would have earned if such participant remained employed for the entirety of the applicable vesting period, at actual performance in the case of the PSUs, will vest on the last day of the applicable vesting period and be paid in shares of Ameren’s common stock immediately following the applicable vesting period; provided that such distribution will be deferred until the date which is six months following the participant’s termination of employment to the extent required by IRC Section 409A.

Change of Control which occurs on or before the end of the applicable vesting period in which the Company ceases to exist or is no longer publicly traded on the NYSE or NASDAQ	Automatic upon Change of Control
The target number of PSU or RSU awards granted, together with dividends accrued thereon, will be converted to nonqualified deferred compensation. Interest on the nonqualified deferred compensation will accrue based on the prime rate, computed as provided in the award agreement.

	Continued employment until the end of the applicable vesting period	Lump sum payout of the nonqualified deferred compensation plus interest immediately following the applicable vesting period.
	Retirement or termination due to disability prior to the Change of Control	Immediate lump sum payment of the nonqualified deferred compensation plus interest upon the Change of Control.
	Continued employment until death or disability which occurs after the Change of Control and before the end of the applicable vesting period	Immediate lump sum payout of the nonqualified deferred compensation plus interest upon such death or disability.
Qualifying termination during the applicable vesting period
Immediate lump sum payout of the nonqualified deferred compensation plus interest upon termination; provided that such distribution shall be deferred until the date which is six months following the participant’s termination of employment to the extent required by IRC Section 409A.

	Other termination of employment before the end of the applicable vesting period	Forfeiture of the nonqualified deferred compensation plus interest.
56	Union Electric Company

Executive Compensation Matters
Termination Other Than for Change of Control
The following table summarizes the impact of certain employment events outside the context of a Change of Control that may result in the payment of unvested LTIP awards.
Type of Termination	Additional Termination Details	Unvested LTIP Awards
Death	N/A	All awards pay out at target (plus accrual of dividends), pro rata for the number of days worked in each performance or award period and are paid as soon as possible after death.
Disability	N/A	All outstanding awards are earned at the same time and to the same extent that they are earned by other participants, and are paid immediately following the vesting period.
Retirement during award period*	Age 55+	Only if the participant has at least five years of service, a prorated award is earned at the end of the performance or award period (based on actual performance, where applicable) and is paid immediately following the vesting period.
Termination for any reason other than death, disability, retirement or change of control as provided above	N/A	Forfeited

*
The November 1, 2023 performance-based RSU special award for Mr. Moehn and the October 9, 2025, retention award for Ms. Shaw do not provide for pro rata vesting in the event of retirement during the award period.

2026 Information Statement	57

Executive Compensation Matters
Principal Executive Officer Pay Ratio
We are providing the following information to comply with Item 402(u) of Regulation S-K:
For 2025, the annual total compensation of our median employee was $151,654. We calculated the median employee’s annual total compensation based on the rules for determining annual total compensation of our named executive officers, which includes base salary or wages (including overtime), as applicable, incentive compensation, stock awards, change in pension value, and other elements of pay, such as 401(k) employer match, as applicable. In 2025, we had two non-concurrent principal executive officers. For purposes of this disclosure, we looked to the principal executive officer (“PEO”) serving in that position as of December 31, 2025, Mr. Moehn, and annualized his compensation. The annualized total compensation of our PEO was $6,383,194 (specifically using his PEO salary for the full year) and the ratio of our PEO’s compensation to the median employee was 42 to 1. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
In accordance with the same methodology used to determine the median employee in prior years, we identified our median employee as of October 1, 2025, using for such purposes our workforce as of such date who had received compensation in 2024, consisting of approximately 3,600 full, part-time and temporary employees. The median employee was identified using such employees’ base salaries or wages for the period of January 1, 2024, to December 31, 2024, rounded up to the nearest $100.
SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.
58	Union Electric Company

Executive Compensation Matters
Pay Versus Performance
We are providing the following information to comply with Item 402(v) of Regulation S-K:
The Pay vs. Performance (“PVP”) table below provides the “compensation actually paid” (“CAP”) to the PEO and the average CAP for non-PEO NEOs. CAP represents a new calculation of compensation that differs from the total compensation reported in the Summary Compensation Table (“SCT”). You should refer to the “Compensation Discussion and Analysis” section above for discussion regarding how the Company’s compensation program is designed to align with the Company’s performance and long-term shareholder interests.
					Average SCT Total for Non-PEO NEOs(3) ($) (d)		Value of initial fixed $100 investment based on:			Company- Selected Measure: Ameren Adjusted (Non-GAAP) Annual Earnings Per Share(8) ($) (i)
Year (a)	SCT Total for PEO (Birk/Lyons)(1) ($) (b)	CAP to PEO (Birk/Lyons)(4) ($) (c)	SCT Total for PEO (Moehn)(2) ($) (b)	CAP to PEO (Moehn)(4) ($) (c)		Average CAP to Non-PEO NEOs(5) ($) (e)	Cumulative TSR ($) (f)	Peer Group Cumulative TSR(6) ($) (g)	Net Income(7) (in millions) $ (h)
2025	2,860,218	813,989	6,383,194	9,094,715	5,279,317	5,675,669	N/A	N/A	747	5.03
2024	2,973,817	4,808,411	—	—	4,933,199	9,345,357	N/A	N/A	559	4.63
2023	2,892,627	1,269,859	—	—	6,033,703	2,478,194	N/A	N/A	545	4.38
2022	2,376,562	2,614,438	—	—	5,100,902	6,083,692	N/A	N/A	562	4.14
2021	4,305,713	5,977,831	—	—	4,578,798	6,226,159	N/A	N/A	518	3.84

(1)
Mr. Birk served as the PEO during 2022, 2023, 2024, and through October 2, 2025, when he retired. Mr. Lyons served as the PEO in 2021.

(2)
Effective with Mr. Birk’s retirement, Mr. Moehn began serving as the PEO effective October 2, 2025.

(3)
The non-PEO NEOs for the applicable periods are: Mr. Lyons (2022-2025), Mr. Moehn (2021-October 2, 2025), Mr. Warner L. Baxter (2021-2022), Ms. Chonda J. Nwamu (2021-2024), Mr. Diya (2021; 2023-2025), Mr. Lindgren (2025), and Ms. Shaw (2025).

(4)
To calculate CAP for the PEOs, as reported in column (c), the following amounts were deducted from and added to the PEO’s total compensation, as reported in the SCT:

	2025	2025
	PEO #1 (Birk)	PEO #2 (Moehn)
SCT Total for PEO	2,860,218	6,383,194
Deductions from SCT:
Grant Date Fair Value of Equity-Based Awards Granted in Year (as Reported in Column (e) of the SCT)	(1,883,848)	(3,491,892)
Change in Pension Value (as included in column (g) of the SCT)	(255,640)	(236,925)
Additions to SCT:
Fair Value at Year-end of Unvested Awards Granted in Year(9)	456,345	3,370,918
Change in Fair Value of Awards Granted in Prior Years that Vested during the Year(8)	165,201	422,337
Change in Fair Value of Unvested Awards Granted in Prior Years that Remain Unvested and Outstanding at Year-End(8)	432,917	2,461,320
Fair Value of Prior Year Awards Forfeited During the Year	(1,020,037)	—
Service Cost for all Defined Benefit Pension Plans	58,833	185,763
Compensation Actually Paid to PEO(10)	813,989	9,094,715
2026 Information Statement	59

Executive Compensation Matters
(5)
To calculate Average CAP for the other NEOs, as reported in column (e), the following amounts were deducted from and added to the NEOs’ total compensation, as reported in the SCT:

2025
Average SCT Total Compensation for Non-PEO NEOs	5,279,317
Deductions from SCT:
Grant Date Fair Value of Equity-Based Awards Granted in Year (as Reported in Column (e) of the SCT)	(2,820,446)
Change in Pension Value (as included in column (g) of the SCT)	(241,090)
Additions to SCT:
Fair Value at Year-end of Unvested Awards Granted in Year(9)	2,407,503
Change in Fair Value of Awards Granted in Prior Years that Vested during the Year(9)	228,235
Change in Fair Value of Unvested Awards Granted in Prior Years that Remain Unvested and Outstanding at Year-End(9)	978,480
Fair Value of Prior Year Awards Forfeited During the Year	(285,724)
Service Cost for all Defined Benefit Pension Plans	129,394
Average Compensation Actually Paid to Non-PEO NEOs(10)	5,675,669

(6)
The Company does not have publicly traded shares of common stock and, as a result, does not have a “total shareholder return”. As a result no cumulative total shareholder return or peer group cumulative total shareholder return has been included in this table.

(7)
Value reported is the Company’s net income attributable to Ameren common shareholders, as reported in the Company’s Annual Report on Form 10-K for the applicable period.

(8)
Our named executive officers are compensated by Ameren in accordance with its executive compensation policies. The Company does not make independent decisions regarding the compensation of its executive officers. As a result, the company-selected measure included in this table is Ameren’s adjusted (non-GAAP) diluted EPS for the respective year, which reflects the financial performance measure that in Ameren’s assessment represents the most important financial measure used to link compensation actually paid for the most recently completed fiscal year to company performance. Except for 2024 and 2025, values reported represent Ameren’s GAAP diluted EPS and adjusted (non-GAAP) diluted EPS. See Appendix A for a reconciliation of GAAP to adjusted (non-GAAP) EPS for 2024 and 2025.

(9)
The below table provides the valuation assumptions used in determining the fair value of equity awards (on the respective valuation dates) that are materially different from those originally disclosed as of the grant date of such equity awards.

Performance Period	Valuation Date	Risk-Free Rate	Ameren’s Common Stock Volatility	Volatility Range for the Peer Group
2025 – 2027	12/31/2025	3.47%	17.19%	16.30% – 25.64%
2024 – 2026	12/31/2024	4.25%	19.77%	17.27% – 23.80%
	12/31/2025	3.48%	17.34%	16.71% – 27.48%
2023 – 2028	12/31/2023	3.85%	26.20%	24.49% – 30.56%
	12/31/2024	4.32%	19.82%	18.15% – 22.91%
	12/31/2025	3.54%	18.93%	17.19% – 26.33%
2023 – 2025	12/31/2023	4.23%	22.0%	19.98% – 24.79%
	12/31/2024	4.16%	17.05%	15.08% – 23.65%

(10)
No adjustments were required with respect to the dollar value of dividends or other earnings paid on stock or option awards, because the value of dividend equivalents accrued on such awards are included in the calculation of the fair value of such awards as of each applicable valuation date.

Additional Company-Selected Performance Measures
The following table represents the unranked list of the most important performance measures used to align compensation actually paid to the PEO and NEOs for 2025 to the performance of Ameren and its subsidiaries, including the Company. While these performance measures are the most important measures, additional measures were also considered to align the PEO and NEOs’ pay and performance as further described in the “Compensation Discussion and Analysis” section above.
60	Union Electric Company

Executive Compensation Matters
Ameren Annual EPS
Ameren Three-Year TSR Ranking vs. the TSR Peer Group
Energy Transition metric
Relationship Between Compensation Actually Paid and Performance Measures in the PVP Table
The most important annual financial measure that Ameren uses to link pay to performance is Ameren’s annual GAAP diluted EPS, which is not only the most heavily weighted metric in the STIP, but also generally consistent with Ameren’s TSR, which is the most heavily weighted performance metric in the LTIP. As shown in the chart below, Ameren’s GAAP diluted EPS increased by 7.8% between 2021 and 2022, while the PEO CAP and and the Average NEO CAP decreased by 56.3% and 2.3%, respectively, driven primarily by a new PEO in 2022. In 2023, while the PEO CAP and the Average NEO CAP decreased by 51.4% and 59.3% respectively, driven primarily by the impact on the fair value of outstanding equity awards of the fourth quarter 2023 Ameren stock price decline as a result of the unfavorable regulatory outcomes in Ameren Illinois’ natural gas and multi-year electric distribution rate review and grid plan proceedings, Ameren’s GAAP diluted EPS increased by 5.8%. In 2024, the PEO CAP and the Average NEO CAP increased by 278.7% and 277.1% respectively, and the Company’s adjusted (non-GAAP) diluted EPS increased by 5.7%. In 2025, the PEO CAP increased by 89.1% and the Average NEO CAP decreased by 39.3%, due primarily to the new PEO appointment in the fourth quarter, and the Company’s adjusted (non-GAAP) diluted EPS increased by 8.6%. During the five-year period (2021-2025), the Company’s net income increased by 44.2%.
(1)
Except for 2024 and 2025, EPS amounts in the chart represent both Ameren’s GAAP diluted EPS and its adjusted (non-GAAP) diluted EPS. See Appendix A for a reconciliation of Ameren’s GAAP to adjusted (non-GAAP) EPS for 2024 and 2025.

2026 Information Statement	61

Selection of Independent Registered Public Accounting Firm
Fiscal Year 2025
PricewaterhouseCoopers LLP (“PwC”) served as the independent registered public accounting firm for Ameren and its subsidiaries in 2025. PwC is an independent registered public accounting firm with the Public Company Accounting Oversight Board. Representatives of PwC are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.
Fees For Fiscal Years 2025 and 2024
Audit Fees
The aggregate fees for professional services rendered by PwC for (i) the audits of the consolidated annual financial statements of Ameren and its registered subsidiaries included in the combined 2025 Form 10-K of Ameren and its registered subsidiaries and the annual financial statements of certain non-registered subsidiaries; (ii) the audit of Ameren’s internal control over financial reporting; (iii) the reviews of the quarterly financial statements included in the combined Forms 10-Q of Ameren and its subsidiaries for the 2025 fiscal year; (iv) certain regulatory audit procedures; (v) services provided in connection with debt and equity offerings; (vi) certain accounting and reporting consultations; and (vii) post-implementation information technology system reviews were $5,134,000.
Fees billed by PwC for audit services rendered to Ameren and its subsidiaries during the 2024 fiscal year totaled $4,886,000.
Audit-Related Fees
The aggregate fees for audit-related services rendered by PwC to Ameren and its subsidiaries during the 2025 fiscal year totaled $100,000. Such services consisted of attestations in connection with long-term debt financings under Ameren’s Sustainability Financing Framework.
PwC did not render any audit-related services to Ameren or its subsidiaries during the 2024 fiscal year.
Tax Fees
The aggregate fees for tax-related services rendered by PwC to Ameren and its subsidiaries during the 2025 fiscal year totaled $205,000. Such services consisted of guidance related to Internal Revenue Service rules regarding our natural gas businesses and the availability of certain tax credits under the Inflation Reduction Act of 2022.
Fees billed by PwC for tax-related services rendered to Ameren and its subsidiaries during the 2024 fiscal year totaled $65,000.
All Other Fees
The aggregate fees for all other services rendered by PwC to Ameren and its subsidiaries during the 2025 fiscal year totaled $2,000. Such services consisted of a subscription for an accounting and reporting reference tool.
Fees billed by PwC for all other services rendered to Ameren and its subsidiaries during the 2024 fiscal year totaled $2,000.
Fiscal Year 2026
Ameren’s Audit and Risk Committee has appointed PwC as independent registered public accounting firm for Ameren and its subsidiaries, including Ameren Missouri, for the fiscal year ending December 31, 2026. Ameren is asking its shareholders to ratify this appointment at its 2026 annual meeting of shareholders.
62	Union Electric Company

Selection of Independent Registered Public Accounting Firm
Policy Regarding the Pre-Approval of Independent Registered Public Accounting Firm Provision of Audit, Audit-Related and Non-Audit Services
Ameren’s Audit and Risk Committee’s charter provides that the Committee is required to pre-approve all audit, audit-related, tax and other services provided by the independent registered public accounting firm to Ameren and its subsidiaries, including the Company, except that pre-approvals of audit and non-audit services may be delegated to a single member of the Audit and Risk Committee, provided that such decisions are reported to the Committee at its next regularly scheduled meeting. The Audit and Risk Committee pre-approved 100 percent of the fees for services provided by PwC covered under the above captions: “— Audit Fees,” “— Audit-Related Fees,” “— Tax Fees” and “— All Other Fees” for fiscal years 2025 and 2024.
The information contained in the following Audit and Risk Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
Audit and Risk Committee Report
The Audit and Risk Committee of the Board of Directors of Ameren Corporation (“Ameren”) reviews Union Electric Company’s financial reporting process on behalf of Union Electric Company’s Board of Directors. In fulfilling its responsibilities, the Audit and Risk Committee reviewed and discussed the audited financial statements of Union Electric Company included in the 2025 Form 10-K with Union Electric Company’s management and the independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. Union Electric Company is a “non-accelerated filer” with respect to the reporting requirements of the Securities Exchange Act of 1934, as amended, and therefore, is not required to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and related SEC regulations as to the auditor’s attestation report on internal control over financial reporting.
In addition, in connection with its review of Ameren’s and Union Electric Company’s annual audited financial statements, the Audit and Risk Committee has discussed with the independent registered public accounting firm the matters required by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission (“SEC”), has received and reviewed the written communications from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit and Risk Committee concerning independence, and has discussed with such accounting firm its independence. The Audit and Risk Committee also has considered whether the provision by the independent registered public accounting firm of non-audit services to Ameren is compatible with maintaining their independence.
To ensure the independence of the independent registered public accounting firm, Ameren has instituted monitoring processes at both the management level and the Audit and Risk Committee level. At the management level, the chief financial officer or the chief accounting officer is required to review and pre-approve all engagements of the independent registered public accounting firm for any category of services, subject to the pre-approval of the Audit and Risk Committee described above. In addition, the chief financial officer or the chief accounting officer is required to provide to the Audit and Risk Committee at each of its meetings (excluding meetings dedicated to the review of earnings press releases and reports on SEC Forms 10-Q and 10-K) a written description of all services to be performed by the independent registered public accounting firm and the corresponding estimated fees. The monitoring process at the Audit and Risk Committee level includes a requirement that the Committee pre-approve the performance of any services by the independent registered public accounting firm, except that pre-approvals of audit and non-audit services may be delegated to a single member of the Committee. At each Audit and Risk Committee meeting (excluding meetings dedicated to the review of earnings press releases and reports on SEC Forms 10-Q and 10-K), the Committee receives a joint report from the independent registered public accounting firm and the chief financial officer or the chief accounting officer concerning audit fees and fees paid to the independent
2026 Information Statement	63

Selection of Independent Registered Public Accounting Firm
registered public accounting firm for all other services rendered, with a description of the services performed. The Audit and Risk Committee has considered whether the independent registered public accounting firm’s provision of the services covered under the captions “SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM — Fees for Fiscal Years 2025 and 2024 — Audit-Related Fees,” “— Tax Fees” and “— All Other Fees” in this information statement is compatible with maintaining the independent registered public accounting firm’s independence and has concluded that the independent registered public accounting firm’s independence has not been impaired by its engagement to perform these services.
In reliance on the reviews and discussions referred to above, the Audit and Risk Committee recommended to the Boards of Directors of Ameren and Union Electric Company that Union Electric Company’s audited financial statements be included in Union Electric Company’s 2025 Form 10-K, for filing with the SEC.
Ameren Audit and Risk Committee:
Richard J. Harshman, Chair
Ward H. Dickson
Jamie L. Engstrom
Rafael Flores
Leo S. Mackay, Jr.
64	Union Electric Company

Security Ownership
Securities of the Company
As shown in the table below, all of the outstanding shares of our common stock are owned by Ameren. Of the 807,595 outstanding shares of our class of preferred stock, no shares were owned by our directors, nominees for director and executive officers as of March 16, 2026. To our knowledge, there are no beneficial owners of five percent or more of the outstanding shares of our class of preferred stock as of March 16, 2026. As discussed under “QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING” above, our common stock and preferred stock shareholders vote together as a single class on matters submitted to a vote at the Annual Meeting. No independent inquiry has been made to determine whether any shareholder is the beneficial owner of shares not registered in the name of such shareholder or whether any shareholder is a member of a shareholder group.
Name and Address of Beneficial Owner	Shares of Common Stock Owned Beneficially at March 16, 2026	Percent of Common Stock (%)
Ameren Corporation One Ameren Plaza 1901 Chouteau Avenue St. Louis, MO 63103	102,123,834	100
Securities of Ameren
The following table sets forth certain information known to the Company with respect to beneficial ownership of Ameren common stock as of March 16, 2026, for (i) each director and nominee for director of the Company, (ii) each NEO as named in the Summary Compensation Table above, and (iii) all current executive officers, directors and nominees for director as a group.
Name	Number of Shares of Ameren Common Stock Beneficially Owned(1)	Percent Owned(2)
Ajay K. Arora	34,185	*
Mark C. Birk	30,136	*
Fadi M. Diya	57,372	*
David M. Feinberg	33	*
Mark C. Lindgren	39,898	*
Martin J. Lyons, Jr.	212,055	*
Ryan J. Martin	21,954	*
Michael L. Moehn	132,375	*
Theresa A. Shaw	28,562	*
Leonard P. Singh	16,748	*
All current executive officers, directors, and nominees for director as a group (10 persons)	501,651	*

*
Less than one percent.

(1)
This column lists voting securities. None of the named individuals held shares issuable within 60 days upon the exercise of Ameren stock options or the vesting of RSUs. Reported shares include those for which a director, nominee for director or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such director, nominee for director or executive officer does not claim beneficial ownership.

(2)
For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 276,653,219 shares of Ameren common stock outstanding on March 16, 2026, and the number of shares of Ameren common stock that such person or group had the right to acquire on or within 60 days of March 16, 2026.

2026 Information Statement	65

Security Ownership
Since 2003, Ameren has had a policy which prohibits directors and executive officers from engaging in pledges of Ameren securities or short sales, margin accounts and hedging or derivative transactions with respect to Ameren securities. In addition, since 2013, Ameren has had a policy which prohibits directors and employees of Ameren and its subsidiaries, including the Company, from entering into any transaction which hedges (or offsets) any decrease in the value of Ameren equity securities that are (1) granted by Ameren to the director or employee as part of compensation or (2) held, directly or indirectly, by the director or employee.
The address of all persons listed above is c/o Union Electric Company, 1901 Chouteau Avenue, St. Louis, Missouri 63103.
Stock Ownership Requirement for Named Executive Officers and Members of the Senior Leadership Team
The stock ownership requirements applicable to the NEOs are described above under “EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS.” The Company also has stock ownership requirements applicable to members of the Senior Leadership Team. These requirements are included in Ameren’s Corporate Governance Guidelines, which are available on Ameren’s website or upon request to the Company, as described herein.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of the Company’s common stock to file reports of their ownership in the Company’s preferred stock, and, in some cases, of its ultimate parent’s common stock, and of changes in that ownership with the SEC. SEC regulations also require the Company to identify in this information statement any person subject to this requirement who failed to file any such report on a timely basis. To our knowledge, based solely on a review of the filed reports and written representations that no other reports are required, we believe that each of the Company’s directors and executive officers complied with all such filing requirements during 2025.
Shareholder Proposals
Any shareholder proposal submitted under Rule 14a-8 of the Exchange Act and intended for inclusion in the information statement for the Company’s 2027 annual meeting of shareholders must be received by the Secretary of the Company on or before December 1, 2026 at Office of the Secretary, Union Electric Company, P.O. Box 66149, Mail Code 1310, St. Louis, MO 63166-6149, or by email at corporate_secretary@ameren.com.
In addition, under our Bylaws, shareholders who intend to submit a proposal in person at an annual meeting, or who intend to nominate a director at the 2027 annual meeting, must provide advance written notice along with other prescribed information. In general, such notice must be received by the Secretary of the Company at our principal executive offices not later than 60 days or earlier than 90 days prior to the anniversary of the previous year’s annual meeting (i.e., not later than March 15, 2027, or earlier than February 13, 2027). The specific procedures to be used by shareholders to recommend nominees for director are set forth in Ameren’s Director Nomination Policy, which can be found on Ameren’s website at www.amereninvestors.com. The specific procedures to be used by shareholders to submit a proposal in person at an annual meeting are set forth in the Company’s Bylaws. The chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the procedures set forth in the Company’s Bylaws and, in the case of nominations, Ameren’s Director Nomination Policy. Copies of the Company’s Bylaws and Director Nomination Policy may be obtained upon written request to the Secretary of the Company. Correspondence relating to the foregoing should be directed to the Office of the Secretary, Union Electric Company, P.O. Box 66149, Mail Code 1310, St. Louis, MO 63166-6149.
66	Union Electric Company

Security Ownership
Form 10-K
A copy of Ameren’s 2025 Form 10-K, including the Company’s financial statements for the year ended December 31, 2025, is being furnished with this information statement. The 2025 Form 10-K is also available on Ameren’s website at www.amereninvestors.com. If requested, we will provide you copies of any exhibits to the 2025 Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the 2025 Form 10-K by writing to the Office of the Secretary, Union Electric Company, P.O. Box 66149, Mail Code 1310, St. Louis, Missouri 63166-6149.

For information about the Company, including the Company’s annual, quarterly, and current reports on SEC Forms 10-K, 10-Q and 8-K, respectively, please visit the Investors section of Ameren’s website at www.amereninvestors.com. Information contained on Ameren’s website is not incorporated into this information statement or other securities filings.

2026 Information Statement	67

Appendix A
The following table provides a reconciliation of Ameren’s GAAP to adjusted (non-GAAP) earnings on a per share basis:
	Year Ended December 31,
	2020	2021	2022	2023	2024	2025
GAAP Diluted EPS	$3.50	$3.84	$4.14	$4.38	$4.42	$5.35
Charge for additional mitigation relief for Rush Island Energy Center	—	—	—	—	0.22	—
Less: Income tax benefit	—	—	—	—	(0.05)	—
Charge for refunds from FERC order on MISO’s allowed base ROE	—	—	—	—	0.05	—
Less: Income tax benefit	—	—	—	—	(0.01)	—
Tax benefit from FERC and ICC orders on net operating loss carryforwards	—	—	—	—	—	(0.32)
Adjusted Diluted EPS	$3.50	$3.84	$4.14	$4.38	$4.63	$5.03
Use of Non-GAAP Financial Measures
In this information statement, the Company has presented Ameren’s adjusted earnings per share, which is a non-GAAP financial measure and may not be comparable to those of other companies. Generally, adjusted earnings or losses include earnings or losses attributable to Ameren common shareholders and exclude income or loss from significant discrete items that management does not consider representative of ongoing earnings. Ameren uses adjusted earnings internally for financial planning and for analysis of performance. Ameren also uses adjusted earnings as the primary performance measurement when communicating with analysts and investors regarding our earnings results and outlook, as Ameren believes that adjusted earnings allow it to more accurately compare its ongoing performance across periods.
A-1	Union Electric Company